PREAMBLE


THIS COLLECTIVE BARGAINING AGREEMENT IS MADE BY AND BETWEEN POTOMAC ELECTRIC POWER COMPANY (HEREINAFTER REFERRED TO AS THE "COMPANY") AND LOCAL UNION #1900 OF THE INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (HEREINAFTER REFERRED TO AS THE "UNION"). THE PARTIES DO HEREBY AGREE AS FOLLOWS:


                                   ARTICLE 1

                                  MANAGEMENT

Section 1.01. By reason of the nature of the business of the Company it is essential, and is therefore agreed, that the management of the Company, the supervision and control of all operations and the direction of the working forces, including, but not limited to, the right to hire, suspend, furlough, discipline, discharge for cause, promote, demote, or transfer employees, and the right to operate the Company, shall be vested in, and reserved to, the Company, except as herein limited.


                                   ARTICLE 2

                                BARGAINING UNIT

Section 2.01. The Union is recognized as the sole collective bargaining agent for the bargaining unit, which is composed of all employees of the Company at all work locations, regardless of the method of pay, excluding only confidential employees, property protection employees (guards), and professional, supervisory and management employees.

Section 2.02. Regular employees are employees whose employment is reasonably expected to be permanent at the time they are employed, and it is contemplated that they will work in each calendar week a normal workweek.

Section 2.03. Temporary employees are employees whose employment is with the definite understanding that the employment is not of a permanent nature, but it is contemplated that they will work a normal workweek while employed. The Company will inform the Union of the employment and assigned Department of such employees and the expected duration of their employment.

Section 2.04. Whenever the terms "employee" or "employees" are used in this Agreement, they shall refer only to employees in the bargaining unit as identified herein unless specifically stated otherwise.

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Section 2.05.  Casual employees are employees who are employed to work part-time of less than a normal workday or a normal workweek. They may be assigned to bargaining unit work but are not in the bargaining unit or subject to this Agreement. These employees will not in any instance deprive qualified regular employees of overtime work. The Company will inform the Union of the employment and assigned Departments of such employees.

Section 2.06. Any existing bargaining unit job moved from bargaining unit to non-bargaining unit will be negotiated with the Union by the Company.

Section 2.07. The Union and the Company shall keep each other informed as to the individuals authorized to act in Union-
Management relationships.

Section 2.08. It is the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, national origin, age, sex, handicap, or status as a disabled veteran or veteran of the Vietnam Era.

Section 2.09. The use of the masculine or feminine gender in this Agreement shall be construed as including both genders and not as sex limitations unless the Agreement clearly requires a different construction.

                                   ARTICLE 3

                      UNION MEMBERSHIP AND DUES DEDUCTION

Section 3.01. It is agreed that upon completion of one (1) month of continuous service employees in bargaining unit positions shall, as a condition of employment, arrange to either:

(a) Become a member of the Union and maintain membership in the Union in good standing in accordance with its Constitution and Bylaws; or

(b) In the case of an employee who is a member of and adheres to established and traditional tenets or teachings of a bona fide religion, body, or sect which has historically held conscientious objections to joining or financially supporting labor organizations, tender sums equal to the dues and initiation fees of the Union to a non-religious non-labor organization charitable fund exempt from taxation under Section 5.01(c)(3) of Title 26 of the Internal Revenue Code, chosen by such employee from the following three funds:

            Washington Hospital Center Regional Skin Bank
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            (IRS-ID#53-0239275)

            American Cancer Society
            (IRS-ID#52-0591532)

            American Heart Association
            (IRS-ID#53-0213318)

      If such employee who holds conscientious objections pursuant to this provision requests the Union to use the grievance-arbitration procedure on his or her behalf, the Union has the right, in accordance with Section 19 of the National Labor Relations Act, as amended, to charge the employee for the reasonable cost, which shall be determined by the Union, for using such procedures.

(c) No provision of subparagraph (a) shall apply in any state to the extent that it is prohibited by state law.

Section 3.02. The Union will, on such terms and conditions as are generally applicable to other members accept into membership all employees in the bargaining unit.

Section 3.03. All present, new and rehired employees who are in bargaining unit positions, upon completion of the above stated time period shall, as a condition of employment, tender the initiation fees and standard dues uniformly required as a condition of acquiring and retaining membership in the Union, except as provided for in Section 3.01(b) above. It is agreed that the Union shall notify the Company by certified mail when any bargaining unit employee has become delinquent in tendering either the standard dues or initiation fees uniformly required as provided for in Section 3.01(a) above or the equivalent sums as provided for in Section 3.01(b) above, and the Company shall thereupon notify the employee that, unless he/she tenders to the Union the delinquent dues or initiation fees or their equivalent within 30 days, his/her employment by the Company shall be terminated. The Union agrees that it will not require the Company to discharge any such employee for any reason other than failure of the employee to tender such fees and/or dues uniformly required as a condition of acquiring or retaining membership in the Union, or as required under Section 3.01(b) above.

Section 3.04. The Company agrees to deduct all such dues and fees, or their equivalent from the pay of each employee from whom it receives a lawful written authorization and will continue to make such deductions while the authorization remains in effect. Such deductions shall be made from the payroll for the month following the month in which written authorization is received by the Company. The sums so collected shall be paid by the Company to the Financial Secretary of the Union. The Union shall notify the Company in writing of any changes in said fees and/or dues,
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or their equivalent, but in no case shall the Company collect and/or pay over to the Union any sums in excess of those authorized.

Section 3.05. Notwithstanding anything to the contrary contained herein or in any such written authorization, the Company may, in its discretion, cease to deduct and pay over in accordance with any such written authorization from and after the date on which the grantor of such authorization ceases to occupy a position included in the bargaining unit.

Section 3.06. All such written authorizations, and all withdrawals, cancellations and modifications thereof, shall be valid and effective, notwithstanding anything to the contrary contained therein or herein, only if transmitted to the Company through the Financial Secretary of the Union.

Section 3.07. The Union shall indemnify and save the Company harmless against any and all claims, demands, lawsuits, or other forms of liability that may arise out of or by reason of action taken by the Company in making payroll deductions of Union membership dues, and/or fees, or their equivalent, as herein above defined or as a result of discharge of an employee for failure to pay such dues and/or fees, or their equivalent.

Section 3.08. In order to facilitate voluntary contributions to the IBEW Committee on Political Education (COPE), the Company agrees to deduct a specified dollar amount from the pay of each employee for whom it receives a lawful written authorization, provided the salary, wages or sickness benefit payments due the employee for a payroll period are sufficient to permit such deduction. The Company will continue to make such deductions while the authorization remains in effect or until the employee ceases to occupy a position included in the bargaining unit.

(a) The sums so collected shall be paid by the Company to the Financial Secretary of the Union. The Union shall notify the Company in writing of any changes of the deduction amounts authorized, but in no case shall the Company collect and/or pay over to the Union any sums in excess of those authorized.

(b) All written authorizations, and all withdrawals, cancellations and modifications thereof, shall be valid and effective, notwithstanding anything to the contrary contained therein or herein, only if transmitted to the Company through the Financial Secretary of the Union.

(c) As required by law, the Union shall reimburse the Company for the full cost of implementation and continued administration of the payroll deduction system for IBEW COPE.
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(d)   The Union shall indemnify and save the Company harmless
      against any and all claims, demands, lawsuits, or other forms of liability that may arise out of or by reason of action taken by the Company in making payroll deductions of IBEW COPE contributions.


                                   ARTICLE 4

                                UNION BUSINESS

Section 4.01. Upon proper request as hereinafter set forth, Union Officers, Chief Stewards, and Stewards shall be excused from duty in order to attend to Union business.

(a) Request for time off for Union business shall be made to the Department Head or Supervisor as early as possible in advance and permission obtained before leaving. The
      Supervisor will grant permission except in cases of emergency when any one of the above named cannot be spared.

(b) Excused persons (named above) shall report back to their supervisors immediately upon return to duty.

(c) Time off for the purpose of attending to Union business shall be limited to short periods of time. Protracted absences must be taken up specially in accordance with
      Article 14, Section 14.10.

(d) Any other member of the Union whose services are required in connection with Union business shall be excused from duty for up to one day upon request of the President of the Union (or his/her designated representative) to the member's Supervisor or Department Head under the same conditions as listed above.

Section 4.02. In order to investigate alleged grievances, a Union Officer, Chief Steward or Steward shall be permitted to visit employees at work or observe working conditions. On such occasions, the person shall first see the Department Head, who will make such arrangements as may be necessary, provided there is no undue interference with work in progress. Upon being granted permission to enter the property, the Union Officer, Chief Steward or Steward will conform to all Company regulations.

Section 4.03. Union Officers, Chief Stewards or Stewards or any other Union representatives shall not engage in Union activities on Company time or property except as provided in Section 4.01 of this Article or in Articles 16, 17 or 18.


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Section 4.04.     The Company's compensation procedure with respect
to time off for employees relative to Union business shall be as follows:

(a) Under Step 1 of Article 17 of this Agreement, the Company will compensate the grievant and the Steward for hours spent in discussion meetings with Company representatives. If such meetings take place outside the grievant's regular working hours or extend beyond the grievant's regular working hours, then such time shall be compensated at the straight time rate.

(b) For Step 2 meetings under Article 17, the Company agrees to compensate the grievant, the Steward and/or the Chief
      Steward on the same basis as Section 4.04(a) above.

(c) The Company will not compensate any Union members for time spent in arbitration hearings or labor contract negotiating meetings.

(d) No person who is a full-time employee of the Union shall receive any compensation from the Company for any meetings held in connection with this Agreement.

(e) For meetings scheduled under the terms of Article 16 of this Agreement, the Company will compensate the Steward for time in such meetings within the guidelines of Section 4.04(a) above.

(f) Union members who are requested by the Company or OSHA or who are required under State or Federal regulations to attend, assist or accompany OSHA tours or OSHA meetings will be compensated for hours spent during their regularly scheduled working hours. Time spent where Union members have requested voluntary involvement shall not be compensated by the Company.

(g) The Union will make a reasonable effort to minimize the need for Stewards to handle grievances outside their Department or regular work location.


                                   ARTICLE 5

                      PAY PROGRESSION, WORK ASSIGNMENTS,
                            AND JOB CLASSIFICATIONS

Section 5.01. Wages and salaries shall be paid in accordance with the Standard Wage Classification (identified as Annex A of this Agreement).

Section 5.02. Progression periods for advancement from the minimum rate to the maximum rate indicated for the various

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positions included in the bargaining unit shall be on a time and merit basis. Employees receiving less than the maximum rate shall be considered for advancement to the next step rate at the time intervals prescribed in the Standard Wage Classification until they reach the maximum rate of the Pay Grade to which their classification is assigned. Dates for consideration for advancement shall be known as consideration dates. When the employee's ability and general performance record have been satisfactory since his/her last consideration date, he/she shall be advanced to the next step rate. Employees who are to be denied advancement to the next step rate shall be notified in writing of that fact, and the reasons therefor, at least one week prior to their consideration dates, unless absence from work precludes such notice. In such case, the employee shall be given written notice upon return to work.

Section 5.03. Employees not at work for a period of time in excess of 31 consecutive calendar days shall have their consideration dates postponed until they have worked the full period required by the Standard Wage Classification. This shall not apply to employees absent due to an injury incurred in line of duty or because of jury duty or vacation; or to employees absent because they are reservists or National Guard called to active duty for annual military training or temporary active duty by the declaration of an emergency by a state governor or the Mayor of the District of Columbia.

Section 5.04. Changes in pay rates shall become effective on the first day of the payroll period nearest the consideration date.

(a) An employee whose classification is changed to one in a higher Pay Grade shall receive an increase in pay that is more than the largest increase between the step rates of his/her former Pay Grade.

(b) Except as provided in Subsection (c) below, an employee whose classification is changed to one in a lower Pay Grade shall enter the new Pay Grade at the first step; if, during the first consideration period, the employee demonstrates that he/she is qualified to be in a higher step in the Pay Grade than the step for which he/she is being considered at his/her consideration date, he/she shall be moved to the highest step for which he/she is deemed qualified.

(c) An employee whose classification is changed to one in a lower Pay Grade within the same Occupational Group or another Occupational Group whose work is like or similar to the work of the Occupational Group from which the employee came shall enter the new Pay Grade at the highest step which is not greater than his/her former rate of pay. During his/her first consideration period (or within six (6) months, if at the top step), the employee must demonstrate satisfactorily through his/her general work performance that he/she is qualified for that rate. If the employee's performance does not demonstrate such qualification, he/she shall be notified, in writing, of the fact, the reasons therefor, and the step rate in which he/she is to be placed,

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

      at least one (1) week before the consideration date unless absence from work precludes such notice, in which case the employee shall be given written notice upon return to work.

(d) In order to determine which is the higher Pay Grade in the case of a change between weekly and hourly Pay Grades, the weekly equivalent of the top step of the hourly rate shall be compared to the top step of the weekly rate.

(e) An employee whose classification is changed to a classification which is 2 or more Pay Grades below his/her present Pay Grade, the provisions of Section (c) above shall apply.

Section 5.05. The Company agrees that all regular employees will receive a full day's employment each basic scheduled workday of their basic scheduled workweek provided they report for work in accordance with their assigned basic work schedules and the terms and conditions of this Agreement and are in condition to perform their work.

Section 5.06. It is understood and agreed that a full day's employment is defined as the basic schedule only and includes no hours of overtime. It is further agreed that this basic schedule will not be considered as changed by the addition of overtime hours immediately preceding and/or immediately following the basic schedule.

Section 5.07. This is not to preclude furloughs with proper notice as provided in Article 9. This is not to affect the Company's right to suspend employees from duty for disciplinary reasons.

Section 5.08. It is agreed that in the day-by-day assignment of duties in the normal work of any particular Occupational Group, the Company may assign to employees in the Occupational Group any duties required for the execution of that work.

Section 5.09. It is further agreed that the Company may, when necessary, assign employees to duties outside of the normal work of their Occupational Group under the following conditions:

(a) To keep employees productively and usefully engaged in filling in the guaranteed full employment workweek, or

(b)   When normal work (of an employee) is slack, or

(c)   To avoid furloughs, or

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(d)   Where there is insufficient work to provide full-time work for any employee of a particular classification, or

(e) While training employees for advancement to higher rated jobs.

Section 5.10. It is further agreed that the Company may, when necessary, in order to meet service requirements, or fulfill the Company's overall work requirements, or substitute for sickness, vacation or other absence, temporarily assign employees to duties outside the normal work of their Occupational Group, provided that, prior to any such assignment, the Company shall first fully utilize the employees in the other Occupational Group to execute the work.

Section 5.11. Any such assignment under Sections 5.09 and 5.10 shall be (1) a temporary assignment; (2) made only for the above enumerated purposes; (3) terminated as soon as possible consistent with the above purposes; (4) made by the Company without discrimination for Union or personal reasons; and (5) the employee so assigned shall be paid in accordance with Section
5.12 while temporarily assigned.

Section 5.12.

(a) When an employee is temporarily assigned to a job in a higher classification and performs the normal duties and responsibilities of the job, such employee shall be paid the rate of the job for which the employee has previously qualified, or a rate shown in the Annex A Schedules for that job which is at least thirty-five (35) cents an hour ($14.00 a week in weekly rated jobs) over his/her basic regular rate, whichever is higher. The rate of pay is applicable only to time worked and is not to be considered as the employee's regular rate.

(b) While upgraded to Supervisor, an employee shall not be assigned to perform bargaining unit work on an overtime basis within 24 hours after starting the upgrade except (1) in emergencies or (2) when no other employee eligible to work such overtime is available to work the overtime on a voluntary basis.

Section 5.13. It is agreed that to be entitled to the higher rate of pay, the employee must be capable of performing the normal duties and responsibilities of the higher classification as needed that day; however, such capability is not to be considered as a determination as to qualification for permanent promotion to the higher rated classification.

Section 5.14. When an employee is promoted or temporarily upgraded to a job classification in a higher Pay Grade, credit shall be given in establishing the applicable rate of pay and next consideration date for all periods of prior temporary upgrading for which payment was made in that higher Pay Grade.

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Section 5.15.     When an employee is assigned to fill a permanent
job vacancy in a higher Pay Grade and is deemed qualified to perform the duties of the job, he/she shall be promoted at the time of assignment. If the employee assigned must be given training in order to be able to assume the duties of the job, a training period of 3 months shall be allowed for him/her to establish his/her fitness. During this training period he/she shall receive his/her old rate of pay.

Section 5.16. It is agreed that in the interest of obtaining improved service, better operations or lower costs, the Company has the right to make changes in equipment, operations, and the organization of work, including the determination of job content, requirements and qualifications; and combine jobs, eliminate jobs, and create new jobs, and it is understood that this is a proper function of management.

Section 5.17.

(a) Employees in classifications which are affected by technological change will be given assistance, training and appropriate opportunity to qualify to perform duties arising as a result of such change. If, after being given such assistance, training and opportunity, an employee is deemed not to be qualified to perform the duties of his/her classification, the Company may invoke the provisions of this Section by giving written notice to the employee, copy to the Union. Such notice shall include the following information:

      (1) The employee's name, social security number, job title and number, and classified and continuous service seniority dates.

      (2) A description of the new or changed duties resulting from technological change that the employee has been unable to perform.

      (3) A description of the Company's efforts to provide the employee with assistance, training and appropriate opportunity to qualify to perform the new or changed duties.

      (4) A statement that the employee may bid out on any available bargaining unit job he/she is qualified to perform.

      (5) A statement that after six (6) months if the employee has failed to make a reasonable attempt to bid into another bargaining unit job which he/she is qualified to perform, the Company will endeavor to place him/her in any available bargaining unit work that he/she is qualified to perform.

      (6) A statement that if the employee makes a reasonable attempt to bid into another bargaining unit job but after twelve (12) months has been unsuccessful, the

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            Company shall prepare a list of all bargaining unit
            jobs within the employee's Organizational Group for which the employee is deemed qualified that are available at that time or that are anticipated will be available within six (6) months. (Determination as to qualifications shall be based on the criteria set forth in Article 8, Section 8.09). Within fourteen (14) calendar days, the employee must irrevocably choose, in writing, a job from the list or must irrevocably elect to choose a job from a Company-wide list as explained below. If there are no available jobs within the Organizational Group for which the employee is deemed qualified or if the employee elected to choose from the Company-wide list, the Company shall prepare a list of all jobs that are available at that time within the bargaining unit for which the employee is deemed qualified. Within fourteen (14) calendar days, the employee must irrevocably choose, in writing, a job from the list.

      (7) An appropriate statement explaining how the employee's pay shall be protected. Protection shall apply as follows:

            a) If the employee has twelve and one-half (12-1/2) years of continuous service at the time he/she is sent such notice, he/she will not be reduced in pay.

            b) If the employee does not have twelve and one-half (12-1/2) years of continuous service at the time he/she is sent the notice, the employee shall not be reduced in pay for a period of one (1) full year from the date the notice was sent plus three
                  (3) weeks for every full year of continuous service the employee had at the time the notice was sent. After expiration of this period of pay rate protection, the employee shall be paid the rate of the job into which he/she has bid or been assigned.

(b) The Company will meet with the Union and discuss the seniority placement of such employee; however, in fulfilling its obligation under this Section, the Company may place the employee, either as a result of a bid under Subsection
      (a)(4) above or through placement under Subsection (a)(5) or
      (6) above, without regard to the requirements of Article 8 of this Agreement.

(c) In the event a reduction in force is required due in full or in part to technological change, the procedures contained in
      Article 9 shall apply as they would in any other reduction in force; nothing in Section 5.17 requires otherwise.

Section 5.18.  The Standard Wage Classification Schedule
(identified and attached hereto as Annex A) will be implemented in accordance with the terms of this Agreement and will remain in

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effect throughout the term of this Agreement.  Should any dispute related to Annex A arise during the term of this Agreement, it shall not be subject to the grievance procedure outlined in
Article 17 or to the arbitration procedure outlined in Article 18 of this Agreement. The rate of pay for any "new job" or "combined job" will be established by the Company subject to negotiation with the Union. For the purpose of this Section a "new job" will be defined as one in which substantially all of the assigned tasks in the job classification have not previously been performed by employees within that classification. For the purpose of this Section a "combined job" will be defined as a job classification created by the combining of two or more existing jobs (jobs currently listed in Annex A) which results in the abolition of either of the existing jobs. The terms "new job" and "combined job" do not apply to the mere addition of duties to, or removal of duties from, a job. If the parties are not able to agree on the proper rate of pay for a new job or combined job, the matter shall be presented to an arbitrator for resolution. The decision of the arbitrator shall be binding on all parties to this Agreement but in no event will affect the classification or rate of pay of any other jobs in Annex A.

Section 5.19.

(a) The Company and the Union agree that either party may prepare a "Change of Duty" form for the purpose of compiling and documenting what it believes to be changes in the duties and/or responsibilities of the job classifications set forth in Annex A. These Change of Duty forms shall be available from the Company or the Union. When the Union or any employee feels that duties and/or responsibilities of a job have been changed, a Change of Duty form may be filed at any time during the term of this Agreement. The Change of Duty form shall list the changed duties and/or responsibilities, the approximate date(s) of implementation or performance and information necessary to the identification of the job classification in question and the person(s) completing the form. Upon receipt of a Change of Duty form, the appropri-ate Department Head shall sign and date the form. Copies of the form will be distributed as follows: one copy to the Union President, one copy to Industrial Relations, and one copy to the employee. The Department Head's signature shall only acknowledge receipt of the form and shall not represent agreement with its contents.

(b) The Company and the Union shall include any jobs which either party believes has undergone a substantial change in duties and/or responsibilities since June 1, 1982, or the last date on which the Pay Grade for the job was adjusted, in the negotiations referred to in Section 24.02 of this Agreement. Any settlement reached to change the wage rate of a classification shall be retroactive to the date on which added duties and/or responsibilities of the job warranted an increase or June 1, 1994 whichever is later, except that if a Change of Duty form regarding such change


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      was not filed within thirty (30) days after the date of the change, the retroactive period shall terminate with the filing date of the Change of Duty form. Disputes over the period for which retroactive pay under this Subsection is to apply shall be resolved only through negotiation and shall not be subject to the grievance or arbitration procedures outlined in Article 17 or 18 of this Agreement or the successor agreement.

                                   ARTICLE 6

                               SPECIAL PREMIUMS

Section 6.01.

(a)   Standard A&C Shifts
      ===================
      Employees whose regular schedule requires them to work a shift where half or more hours are within 4 p.m. to 8 a.m. shall be paid a premium equal to $1.40 multiplied by the number of hours in the employee's regular schedule for that day.

(b)   Non-Standard Shifts
      ===================
      Employees whose regular schedule requires them to work a shift that begins more than two (2) hours before or after 12 midnight ("A" shift), 8 a.m. ("B" shift) or 4 p.m. ("C" shift) shall be paid a premium equal to $1.65 as follows, multiplied by the number of hours in the employee's regular schedule for that day.

(c) Premiums paid for non-standard shifts are in lieu of, not in addition to, premiums for standard shifts.

(d) The payments under this Section are not to be paid to employees working shifts as overtime or receiving premium payments because of change of schedule, but are applicable only to those hours worked on the shift when worked as a regular schedule.

Section 6.02. Employees whose regular schedule requires them to work a shift where half or more hours occur on Sunday, shall be paid a premium of 25% of the employee's basic rate per hour multiplied by the number of hours in the employee's regular schedule for that shift. The payments are not to be paid to employees working shifts as overtime or receiving premium payments because of change of schedule, but are applicable only to those hours worked on the shift when worked as a regular schedule.

Section 6.03. Whenever the basic working schedule of an employee is changed by the Company and he/she does not receive 96 hours' notice before the change takes place, he/she shall be paid at the rate of double time for the first day worked on the new schedule. When notice of 96 hours is given before the change takes place,
                                 13
no premium rate will be paid. If an employee is given a change of schedule without 96 hours' notice but on the day the employee receives the change of schedule, he/she receives notice of its cancellation before being released from work--the employee will receive no change of schedule premium.

Section 6.04. Any change in schedule, whether the 96 hours' notice is given or not, will be given to the employee in writing. If the employee is not at work, such change will be given to the employee in writing immediately upon his/her return to work.

Section 6.05. Where a change in working schedule without the required notice causes an employee to be off duty instead of working, he/she shall be paid double time for his/her next straight time working day.

Section 6.06. Changes in working hours whereby schedules are shifted by one (1) hour or less will not be considered a change of schedule within the meaning of Sections 6.03-6.10 inclusive providing notice is given to the employee during his/her last preceding work shift or at least 12 hours prior to the change.

Section 6.07. A shift or off-day exchange within the same workweek by mutual agreement between employees in the same job classification will be permitted if approved by the Supervisor, when it does not require the payment of overtime or change in rate of pay and in the opinion of the Supervisor will not hinder the work or unduly inconvenience fellow employees.

Section 6.08. When an employee has been given notice to change his/her schedule in accordance with Sections 6.03-6.10 inclusive, the changed schedule shall be considered his/her regular schedule for that period. A period shall consist of the regularly scheduled workweek, including off days, or any remaining part thereof. Any further change from this schedule shall be considered another change of schedule and the pertinent Sections of this Article shall apply.

By way of elaboration, the following shall apply:

(a) When an employee is given a change of schedule without 96 hours' notice which identifies that the employee will be changed from one shift to another for one (1) day and will revert to his/her regular schedule the following day, the employee will be paid at the rate of double time for the one
      (1) day only and shall not be paid double time when he/she reverts to his/her regular shift for that period;

(b) When an employee is given a change of schedule without 96 hours' notice which identifies that the employee will be changed to another shift for an indefinite or unspecified period of time and where the employee actually works on the new shift for more than one (1) day before reverting to his/her regular schedule, the employee shall be paid at the rate of double time on the first day worked on the new shift and on the first day he/she reverts to his/her regular schedule;

(c) When an employee is given a change of schedule without 96 hours' notice which identifies that the shift is changed for more than one (1) day but the employee has an off day before reverting to his/her regular schedule, the employee shall not be paid double time when reverting to his/her regular schedule. If, however, the employee's off day is changed without the required notice, he/she shall be paid double time on his/her next straight time day as described in
      Section 6.05;

(d) When an employee's off day and his/her schedule are both changed without the required notice, the employee shall be paid at the rate of double time on the first day and second day worked on the new schedule;

(e) When an employee is given a change of schedule, regardless of notice, which identifies that he/she will be changed from his/her original shift to another shift and then to another (third) shift within the same period, the employee will be paid at the rate of double time for the original change and at double time for the change to the third shift within that period.

Section 6.09. The requirements of Sections 6.03-6.10 inclusive shall not apply to employees who are permitted to return to work on a limited or light duty basis as the result of agreement between the Medical Department and the management of their Departments. This exclusion shall apply also at the time such employees are returned to a regular schedule after release for regular duty. When the return to regular duty and regular schedule is to take place, the Company will, whenever possible, schedule an off day for the employee between the days of change when such return would allow only one shift of rest.

Section 6.10. Changes in working hours whereby schedules are extended by the addition of overtime hours immediately preceding and/or immediately following the basic schedule will not be considered change of schedule within the meaning of Sections 6.03-6.09 inclusive when all of the hours of the normal schedule are included in the extended workday.

Section 6.11. Meal allowances of $8.75 per meal shall be paid to employees under the following conditions (except when the Company furnishes an adequate meal):

(a)   An employee whose hours of work are ten consecutive hours
      (exclusive of meal times) or more shall be entitled to the following number of meal allowances:

                Hours of Work                   Allowances

            10 hours, but less than 15             1
            15 hours, but less than 20             2
            20 hours, but less than 25             3

(b) An employee reporting to work with less than two hours' notice will be entitled to a meal allowance for each full 5-hour period of work without limitation.

(c) When it is apparent that meal allowances will be due under this Section, supervisors may release employees for meals at any convenient period around normal meal times.

(d) If an employee is allowed time off for a meal, no deduction from his/her time will be made if it does not exceed one-half hour. Time taken in excess of one-half hour will be deducted from his/her time.

Section 6.12. Employees shall report for work at their regular reporting location or any other location when so instructed. An employee's workday will start when he/she reports for work at the assigned location and will end at the close of his/her scheduled working time or when he/she is released, whichever is later. Travel to any reporting location at the beginning of the workday or from a work location at the end of a workday will be personal time and mileage.

Section 6.13. Employees who report at the beginning of their workday to, or who leave at the end of their workday from, a location other than their regular reporting location, shall be paid a travel allowance computed as follows:

(a) The Company shall establish reporting locations consistent with regular, established business requirements and will notify the Union of such locations.

(b) Using the reporting location as a center point, circles will be drawn with radii of 7, 13, 19 and 25 miles (and additional increments of 6 miles as needed) to establish zones.

(c) The zone within 7 miles of the employee's regular reporting location shall be considered as his/her base zone.

(d) Employees who, as instructed, report at the beginning of the workday to a location other than one in their base zone shall be paid an allowance based upon the zone in which the location is set.

(e) Employees who, as instructed, leave a location at the end of the workday from a location other than one in their base zone shall be paid an allowance based upon the zone in which the location is set.

(f) A $1.70 allowance shall be paid for reporting to or leaving from the first zone outside the base zone.

      A $1.60 additional allowance will be paid for each additional zone that the employee reports to or leaves from at the beginning or end of his/her workday.

(g) No allowances will be paid when transportation is supplied or made available by the Company.

Section 6.14. Employees who may be required to move from one location to another, after reporting to work at the beginning of the workday, shall do so on Company time and expense. When an employee uses his/her own vehicle in such moves, a rate of 31 cents per mile shall be paid to the employee as full reim-bursement. In the event the Internal Revenue Service changes its prevailing mileage rate during the term of this Agreement, an adjustment to that rate shall be made within two (2) payroll periods from the publication of the announcement and applied prospectively. Travel mileage shall be limited to reasonably direct routes and time expended should relate to normal expectations.

Section 6.15. The allowances provided for in Sections 6.12-6.14 inclusive shall be paid to employees called out for overtime in addition to travel time provided for in Article 7, Sections 7.09-
7.15 inclusive.

Section 6.16. Nothing contained in Sections 6.12-6.16 inclusive shall be construed as to prevent the Company from changing an employee's location either on a regular or temporary basis.
Travel allowances under Section 6.13 above will not be applicable, however, under any of the following conditions:

(a) A permanent change in reporting location where the new location is within the employee's base zone. Permanent reassignment is to denote an expectation of continuing without change in the foreseeable future.

(b) In lieu of any travel allowance, a single relocation allowance shall be paid to an employee permanently reassigned to a location outside his/her base zone. Such relocation allowance shall be equal to the straight-line distance, in whole miles, between the new and old locations multiplied by $8.50. The relocation allowance shall not be payable where the reassignment was at the request of the employee or if the distance between the employee's home and new location is less than the distance between his/her home and the old location.

(c) A temporary change in reporting location where such assignments result from the Department Head and the Chief
      Steward concluding an arrangement satisfactory to them is stated in writing, with a copy to the Union.

                                   ARTICLE 7

                                   OVERTIME

Section 7.01. Except for weekly rated employees, the normal workday shall consist of 8 consecutive hours of work, exclusive of meal times, and the normal workweek shall consist of 5 normal workdays. Hours scheduled in excess of 8 hours are not considered as part of the normal day.

Section 7.02. For payroll purposes the workday begins at 12:01 a.m. in the morning and ends at 12 midnight that night, and the workweek begins at 12:01 Sunday morning and ends at 12 midnight the following Saturday night.

Section 7.03. When a normal workday begins before 12:01 a.m. and continues past 12:01 a.m., time shall be charged on the day in which the majority of the hours is worked. When the normal workday is divided evenly before and after midnight, time shall be charged on the days on which work was started.

Section 7.04. Overtime is defined as time worked in excess of 8 hours of work in a normal workday or 40 hours of work in a normal workweek. All overtime shall be paid for at the rate of one and one-half times basic rates except where higher rates are provided for elsewhere in this Agreement.

Section 7.05. When an employee worked a full workweek of 5 normal workdays and also worked a minimum of 4 consecutive hours on his/her first scheduled off day in the same workweek, any work on the second scheduled off day in the same workweek shall be paid at twice his/her basic rate of pay. Compensation paid to an employee for hours not worked on regularly-scheduled workdays shall not be considered as time worked unless specifically provided for in this Agreement.

Section 7.06.

(a) After 16 consecutive hours of work, employees shall be paid double time for all consecutive hours worked thereafter.

(b) An employee who has worked 13 or more consecutive hours shall, upon his/her release, be entitled to an 8-hour rest period before he/she returns to work. If, however, the employee is required by the Company to return to work after the rest period and before a 10-hour period has elapsed, the employee shall be entitled to a payment equal to two (2) hours of straight time base pay in addition to any hours worked.

(c) Notwithstanding the provisions of Section 7.43, an employee will only be entitled to a rest period based on consecutive hours on the job; no unproductive hours, paid or unpaid (except for Union business), will count towards determining whether an employee is entitled to a rest period or application of Section 7.08.

(d) If this rest period extends into his/her regularly-scheduled working hours for four (4) hours or more, he/she shall be excused from his/her regular tour of duty and paid his/her straight time base rate for those hours. If the rest period extends into his/her regularly-scheduled hours for less than four (4) hours, he/she shall be excused from that portion of his/her regular tour of duty and be paid for the excused hours at his/her straight time base rate.

Section 7.07. If an employee whose rest period extends into his/her regularly scheduled working hours for four (4) hours or more is instructed to report back to work at the end of his/her 8-hour rest period, his/her rate of compensation for these regularly scheduled working hours shall be time and one-half.

Section 7.08. An employee who has been released after 13 consecutive hours of work may be recalled or instructed to report back to work before the end of his/her 8-hour rest period if needed. If the elapsed time between time of release and time of reporting back to duty is less than 8 hours, his/her rate of compensation for consecutive hours of work after his/her return shall be at double time.

Section 7.09. An employee is considered to be "called out" for overtime work when he/she is given notice while off duty to report for work within 7 hours, and the hours worked are not continuous with other hours worked.

Section 7.10. When an employee is "called out" for overtime work, or is instructed to report for overtime work and the hours worked are not continuous with other hours worked, he/she shall receive a minimum of 4 hours pay exclusive of travel time.

Section 7.11. Except as prohibited in Section 7.15 below, when an employee is "called out" for overtime work, he/she shall be paid travel time of one hour at time and one-half rate in addition to time worked, regardless of whether the work continues on to be continuous with other hours worked.

Section 7.12. When an employee is "called out" for overtime work and reports for work within 6 hours of the beginning of his/her upcoming regular shift and works at least 4 hours, he/she shall be retained on duty and paid on overtime until the beginning of his/her upcoming regular shift.

Section 7.13. If an employee is "called out" for overtime work within 14 hours of the beginning of his/her upcoming regular shift and works to within 4 hours of his/her upcoming regular shift, he/she may remain on duty and be paid at the straight time rate ONLY, until the beginning of his/her upcoming regular shift. The time paid at the straight time rate SHALL break the employee's consecutive hours of work, but such employee after 16 consecutive hours of work shall be paid at twice his/her regular rate for any hours worked thereafter.

Section 7.14. Employees shall have the option to remain on duty as described in Section 7.13 above or be released from duty when their work is completed prior to their upcoming regular shift. If during that rest period the employee is required to return to work, his/her time shall be considered as unbroken but the rest period shall be paid at the straight time rate as described in
Section 7.13.

Section 7.15. When an employee is "called out" for overtime work and reports for work within 2 hours of his/her previous release from duty, he/she shall be paid as if he/she worked continuously.
In these cases travel time will not be allowed.

Section 7.16. When the Company determines that overtime work is required, such work shall be distributed as equitably as possible among employees in the job classification in the Occupational
Group in which such overtime work is to be performed.

Section 7.17.

(a) The employee in the appropriate job classification with the lowest amount of charged overtime hours shall normally be first considered for overtime work to be done taking into account the nature of the work, ability to perform such work within reasonable time limits and availability of the employee. If such employee refuses the assignment, then the employee with the next lowest amount of charged overtime hours will be considered and so forth through the overtime list. If no employee on the overtime list agrees to accept the overtime work, then the Company may assign the overtime work to the available qualified employee with the lowest amount of overtime hours worked. No more than one (1) reasonable attempt to reach an employee will be required.
      In emergency situations the Company may call any employee it deems necessary under the circumstances.

(b) In cases when overtime is planned or foreseen, Management shall make a reasonable effort to inform the potentially affected employees as early as reasonably possible.

Section 7.18. In Departments that have rotating 3-shift operations, after the Company has called all employees on the overtime list once per shift, it may request the employee with the lowest amount of overtime hours worked in each job classification to remain on duty for overtime work.

Section 7.19. If through the fault of the Company the appropriate employee on the overtime list is not assigned to a particular case of overtime work, he/she will be compensated at the appropriate overtime rate for the number of hours he/she would have worked unless the Company gives him/her an opportunity to make up such hours within 30 days after the mistake occurred. Any such overtime hours shall not be charged to the employee on the overtime list in the hours charged column.

Section 7.20. No grievance may be filed on the distribution of overtime work in any particular case unless the difference in charged overtime hours between the employee assigned to the work and the complaining employee exceeds 20% of the charged overtime of the assigned employee. Any absence of the employee due to vacation or sickness will be added to the 30-day period.

Section 7.21. An employee will be charged as being unavailable for overtime work for the number of hours he/she could have worked without need for any attempt to contact him/her in the following situations:

(a) When he/she does not have a telephone or a current telephone number listed with the Company.

(b) When he/she is restricted to limited duty or light duty, or absent other than for vacation on his/her last previous regularly scheduled shift, or, since his/her last previous regularly scheduled shift, has reported to the effect that he/she is not able to work.

Section 7.22. Overtime work offered to an employee but waived with the consent of the Company and overtime work which would be offered to an employee if he/she were available shall be charged to him/her as overtime hours.

Section 7.23. Overtime work offered to an employee but declined and overtime work which would be offered to an employee if he/she were available, shall be charged to him/her as overtime hours at a rate of 1-1/2 times the number of hours the employee would have worked had he/she not declined or been unavailable.

Section 7.24. For every 60 hours of overtime an employee works, he/she will receive 2 hours time off with pay at straight time not to exceed 24 hours of time off within any calendar year.
Such time off shall be scheduled by the employee and his/her
Supervisor based on operating conditions.

Section 7.25. When a job started on straight time cannot be completed without overtime work, the Company shall have the option of continuing on overtime work the employees who started the job or replacing them with other employees who have a lower number of charged overtime hours. This Section may be modified in any Department to meet local conditions if the Union and Company desire to do so and conclude an arrangement satisfactory to them which is stated in writing with copies to the Union and Industrial Relations.

Section 7.26. Temporary employees may be called for overtime in emergencies but shall not be scheduled for prearranged overtime work until they have completed 2 months continuous service.

Section 7.27. The Company will post lists of employees for overtime assignment consideration on appropriate departmental bulletin boards by job classification and Occupational Group. Further subdivisions according to geographical assignment areas may be agreed to by the Chief Steward and Departmental Management and copies of such agreements are to be sent to the Union and Manager-Industrial Relations.

Section 7.28. At the beginning of the appropriate pay period in each calendar year the lists of employees for overtime selection consideration shall be prepared with the employee having the lowest number of charged overtime hours in the preceding year listed with zero hours and the remaining employees listed with a corresponding reduction in the previous year's charged overtime hours.

Section 7.29. Thereafter, postings shall be made within 4 working days after the close of every other payroll period listing overtime hours worked, hours unavailable, and hours declined with the consent of the Company, for the period since the last posting and cumulative for the calendar year.

Section 7.30. A copy of each posting shall be sent to each appropriate Steward and to each employee working out of a headquarters where lists are not posted who is being charged with being unavailable for overtime during the period covered by the posting.

Section 7.31. The dates of posting of the lists for each prescribed period in the areas specified and dispatching to the Steward and reasonable delivery dates to individual employees affected shall be the dates for cause for the grievance under
Article 17 regulating the time periods for filing grievances.

Section 7.32. An employee who wishes to be excused from overtime work whenever possible may submit a written request to his/her Department Head. An employee shall not submit this written request for a waiver from overtime work and a Department Head shall not approve such a request unless both the employee and Department Head intend a bona fide waiver of consideration for overtime work. Such waivers are not intended to be a vehicle for avoiding the intent and purpose of Article 7, Sections 7.16-7.38 inclusive.

Section 7.33. After approval, if any, such employee will be excluded from consideration for the equitable distribution of overtime but will not be excused from the requirement to work overtime as may be determined to be needed by the Company. Such employee will be listed on the overtime record with a "W" identification to indicate "Waiver." All overtime hours actually worked by such employee will be shown for him/her on the overtime lists.

Section 7.34. The Company or the employee may revoke the waiver referred to above by notice in writing to be effective at the beginning of the first pay period in the following calendar month. When restored to regular overtime status such employee shall be listed at one (1) hour above the highest number of hours listed for any employee in his/her job classification or one (1) hour above his/her previously charged overtime hours, whichever is higher.

Section 7.35. Waivers and revocations of waivers shall be valid only when prepared on the standard forms agreed upon by the Union and the Company with copies to the Union and the Industrial
Relations Department.

Section 7.36. Overtime worked by an employee while in a temporary upgraded status will be charged to the employee in his/her regular job classification.

Section 7.37. Employees changed from one overtime record list to another or added to an existing list in any of the following situations shall be charged with the highest number of overtime hours charged to any employee on the list to which they are to be placed plus one (1) hour:

(a) New employees, and temporary employees after 2 months' service.

(b)    Return from an approved Leave of Absence.

(c) Returning to the bargaining unit within 2 years of promotion to exempt status.

(d)    Transfer from non-bargaining unit to bargaining unit.

Section 7.38. Employees changed from one overtime record list to another or added to an existing list in the following situations shall be given an average (mean) of the overtime of all employees on that list:

(a)   Promotions and demotions

(b) Transfers from one seniority roster to another, or from one geographical location to another

(c) Returning from an extended illness or injury (an illness or injury of which all compensatory time was exhausted).

Section 7.39. When an employee has been previously instructed to work overtime on his/her off day and the work is canceled by the Company, it will give notice of cancellation to the employee affected 8 hours before reporting time. If 8 hours' notice is not given, the employee may report to the work location as planned and be paid an allowance of 4 hours at the applicable overtime rate.

Section 7.40. If the job is canceled within 8 hours of reporting time and the employee requests permission not to report, he/she may be excused by his/her supervisor, and in such case shall not be entitled to any pay allowance.

Section 7.41. An employee shall not be required to take time off on his/her regular basic work schedule in lieu of overtime worked or to be worked. This shall not affect the Company's right to change the schedule of basic work and off days or hours of duty of employees as set forth in Article 6, Sections 6.03-6.10 inclusive.

Section 7.42. When an employee is temporarily transferred to perform work normally performed by employees in a different
Occupational Group under Section 5.09 or 5.10 of this Agreement, the following rules shall apply:

(a) All overtime hours charged and worked in the temporary assignment shall be accrued on the employee's normal overtime roster.

(b) Employees on temporary assignment shall not be considered for overtime work until all available qualified employees within that Occupational Group have been polled except in situations covered by Section 7.25 of this Agreement.

(c) Employees on temporary assignment shall not be assigned overtime work unless there are no other qualified employees available in the Occupational Group except in situations covered by Section 7.25 of this Agreement.

(d) Employees on temporary assignment may be considered for overtime work in their normal Occupational Group. However, such employees shall not be charged unavailable for overtime work in their normal Occupational Group while on temporary assignment.

Section 7.43. For purposes of this Agreement, all hours of paid compensation such as holidays, vacation, jury duty, funeral leave, sickness disability, etc., will be considered as hours worked for purposes of Article 7. Also to be included for such purposes would be excused unpaid hours such as union leave, excused without pay and sickness disability.

                                   ARTICLE 8

                                   SENIORITY

Section 8.01. The Company and the Union accept the principles of seniority and agree that the seniority rosters established hereunder shall be the basis of the application of seniority rights as set forth herein.

Section 8.02. For seniority roster purposes Occupational Groups shall be established within each Department and reflected in Annex A (a space between groupings of jobs indicates separate Occupational Groups). An Occupational Group shall be composed of employees of the bargaining unit engaged in substantially the same type of work where normal lines of progression from job to job exist. Specific Occupational Groups shall be established by agreement between the Company and the Union.

Section 8.03. A seniority roster shall be prepared for each Pay Grade within each Occupational Group listing the employees
"Classified Seniority" and "Continuous Service Seniority" with the Company.

(a) "Classified Seniority" shall be the date on which the employee was placed into the classification, and shall be the date used as the seniority date for promotions within that Occupational Group.

(b) "Continuous Service Seniority" shall be the employee's most recent date of hire and shall be used to fill jobs when there is no qualified employee within the Occupational
      Group.

Section 8.04. Employees employed as temporary employees shall not have seniority position or seniority rights while in such employment status. If changed to regular employment status they shall have seniority position and seniority rights as of the date of change. The seniority rights in this section refer to an employee's competitive standing against other employees for such things as promotions, holiday and vacation choice, application of
Article 9 (Reduction in Force) and so forth.

Section 8.05. Employees who move from one roster to another, within the same Occupational Group or to a different Occupational
Group, regardless of reason, shall have their Classified
Seniority date adjusted accordingly.

Section 8.06. Employees shall be considered as terminated from the service of the Company and shall be removed from the seniority roster, with no provision for reinstatement of past continuous service under the following conditions:

(a)   Resignation or discharge from the service of the Company.

(b) Expiration of two years after date of furlough and employee has not been recalled to duty.

(c) Reclassification and transfer to a nonunion position with no termination of service; however, if any such employee returns to the bargaining unit within two years, there shall be no loss of continuous service credit.

(d) Expiration of two years after commencement of absence due to a nonoccupational illness or injury; however, where an employee has received Long Term Disability benefits during such an absence, removal shall occur two years from the date the employee is no longer determined eligible for such benefits.

Section 8.07. Promotion within an Occupational Group shall be based upon the concepts of seniority, ability and performance. The Company shall select the most senior (as noted on the classified seniority rosters) qualified employee. Qualifications will be based upon general job knowledge, previous job perfor-mance, and mental as well as physical ability to perform the job duties. If senior employees are determined not to be qualified and a junior employee is selected for promotion, a written notice of such action, and the reason therefore, will be given to the senior employees two weeks prior to the anticipated effective date of promotion, with a copy to the Union. Such occurrence will not affect future considerations. An employee may decline consideration for promotion by submitting a written waiver of consideration, with a copy to the Union. If there are no employees within the entire Occupational Group who are qualified for promotion, a general notice of that determination shall be posted in the work areas two weeks prior to the anticipated effective date, with a copy to the Union, in lieu of individual notices.

Section 8.08. When vacancies above Pay Grade 6 hourly and Pay Grade 2 weekly cannot be filled by qualified, available employees from within the same Occupational Group, the Company will post the notice of vacancy, including the number of job openings, for a period of two (2) calendar weeks. A copy of these posting notices will be forwarded to the Union. Employees having one (1) year of continuous service are eligible to be considered for such vacancies providing they complete an authorized Job Bid Form which they must forward to the Employment Office within three (3) working days after the expiration of the posted notice. An employee must be a member of the bargaining unit to be eligible to bid on a posted job. (A list of all bidders will be furnished
                                 26
to the Union.) Future postings will not be required for job vacancies where an insufficient number of qualified applicants have bid until such time as the designated number of vacancies on the bid have been filled or three (3) months have passed since the date of the original posting, whichever is sooner. Employees selected for any posted job are ineligible to bid on another job for one (1) year.

Section 8.09. Selection of bidders to fill posted vacancies under Section 8.08 above shall be based upon seniority, ability and performance. Ability and performance shall be based upon general job knowledge, previous job performance and mental as well as physical ability to perform the job duties. The Company will select the most senior qualified employee (based on continuous service date) to fill the posted job providing that such employee is presently a permanently assigned employee in the Group where the job vacancy exists. If a senior employee so designated is determined not to be qualified and a junior employee is selected for the posted job, a written notice of such action and the reason therefore will be given to the senior employee with a copy to the Union. If no employee in the Group bids or is qualified, the Company will then consider bidders from other Groups; however, seniority will be considered only when ability and performance are essentially equal. The Company shall provide the Union and each bidder with a notice of the disposition of the posting. In cases where a posted vacancy cannot be filled by bargaining unit applicants, the Company may fill such jobs with persons from any other source either within the Company or from outside. For the purposes of this Section 8.09, a Group shall be designated as one of those listed below:

(a) Comptroller                     (h) General Administration
(b) Computer Services               (i) Human Resources
(c) Corporate Affairs               (j) Investor Relations
(d) Customer Services               (k) Materials
(e) Electric System Operations &    (l) Market Planning & Policy
Construction, System                (m) Production
  Operations, Operations &          (n) Rates & Regulatory Practices
Construction                        (o) Treasurer
(f) Energy Planning & Resources,
Energy Policy & Development
(g) Environment, System Engineering

Adjustments to these designated Groups may be made in the future as appropriate and agreed to by the Company and the Union.

Section 8.10. Employees with one (1) year of continuous service will be eligible to bid on Pay Grade 4 and 6 (Hourly) or Pay
Grades 1 and 2 (Weekly) jobs in accordance with the following:

(a) An employee desiring to bid on entry level jobs shall complete an Advance Bid Form and submit the form to the Employment Department, Thomas Edison Building; the Company shall send a copy of the bid form to the Union.

(b) An employee may bid on no more than three (3) entry level jobs during any calendar year. Such bids shall be in effect from the date of filing until December 31 of the same year. As of January 1 of any year, all bids from the previous year shall be void.

(c) Each employee shall show on the Advance Bid Form the specific job titles and job numbers (as taken from Annex A) of the jobs the employee desires to bid on.

(d) The Employment Department shall list employees who bid for specific jobs according to their continuous service dates.

(e) When a vacancy occurs in a specified entry level job, the Employment Department will refer the most senior employee (by continuous service date) to the department where the vacancy exists and that employee will be selected for the vacancy if qualified. Qualifications shall be based on general job knowledge, previous job performance and mental as well as physical ability to perform the job duties.

(f) Entry level jobs are only those positions in Pay Grade 4 and 6 Hourly and Pay Grades 1 and 2 Weekly.

(g) When a vacancy occurs in an entry level job and there are no bids on record or no bidder is qualified, the vacancy may be filled from any other source.

(h) If an employee has a current rate of pay above the maximum rate of the entry level Pay Grade into which he/she successfully bids under this Section, such employee shall be reduced in pay to the maximum rate of such entry level Pay
      Grade.

(i) When any job for which one or more Advance Bids are in effect is filled, the Company shall provide each bidder and the Union with a written notice of the disposition.

Section 8.11. All postings required under this Article will be on Company bulletin boards as located at various work locations. The Company assumes no responsibility for job postings or other notices once they are placed upon the boards. Employees who remove or destroy this material shall be subject to disciplinary action.

Section 8.12.     All incumbent employees in the entire bargaining
                                 28
unit shall maintain their present classified seniority position on the seniority roster for his/her classification until he/she transfers to another classification or seniority roster. At the time of the transfer the employee shall be placed on the new seniority roster as described in Sections 8.03 and 8.05.

Section 8.13. Employees who transfer from one seniority roster to another in Pay Grades above the starting level shall be given classified seniority (as of the date of transfer) for all lower classifications within that Occupational Group and be given one
(1) day more seniority above all employees in the lower classifi-cations in that Occupational Group for the purposes of Article 9 of this Agreement.

Section 8.14. Employees who promote through the different classifications within an Occupational Group, or who transfer from one Occupational Group to another, shall continue to accumulate classified seniority in all classifications previously held for the purpose of Article 9 of this Agreement.

                                   ARTICLE 9

                          REDUCTION IN WORKING FORCE

Section 9.01. When lack of work requires a reduction in the working force, the Company and the Union subscribe to the principle of last in-first out. The Company and the Union recognize that each circumstance requiring a reduction in force is unique and needs to be evaluated as a unique occurrence. To that end the Company and the Union shall meet and try to reach a mutual agreement on how to carry out the reduction in force. If an agreement cannot be reached, the reductions in working force shall be governed by the procedures set forth in this Article.

Section 9.02. When the reduction does not involve eliminating all jobs within the affected Occupational Group(s), the following shall apply:

(a) Except as provided in Subsection (f) below, employees with the lowest classified seniority on the highest affected Pay Grade roster shall be removed in a number as determined by the reductions. Those employees so removed shall move down to the next Pay Grade roster in their Occupational Group. When these moves result in too many employees on the roster(s), the employees with the lowest classified seniority on those rosters shall be removed in a number as determined by the reductions. Those employees so removed shall move down to the next Pay Grade roster in their Occupational Group and so forth until the necessary reductions in the rosters have been achieved.

(b) When the final reductions result in too many employees on the roster(s), the employees with the lowest classified seniority shall be removed from the rosters and placed on a surplus-pool list. The Company shall then prepare a list of vacancies in the affected Organizational Group. By continuous service seniority order, the employees shall irrevocably choose, in writing, any vacancy for which they are deemed qualified. Determination as to qualifications shall be based on the criteria set forth in Article 8,
      Section 8.09.

(c) Employees not placed under the procedures set forth in (b) above shall irrevocably choose, in writing, from a Company-prepared list of selected vacancies within the bargaining unit for which they are deemed qualified. Determination as to qualifications shall be based on the criteria set forth in Article 8, Section 8.09.

(d) Employees displaced from an Occupational Group(s) or work location(s) under Section 9.02, 9.03 or 9.05 of this Article shall retain the right, as limited herein, to return to their previous Occupational Group or work location should a vacancy(s) become available, for which they are deemed qualified. Determinations as to the qualifications shall be based on the same criteria as outlined in Article 8, Section
      8.09. New employees shall not be employed or transferred into the Occupational Group or work location, until such displaced employee(s) have had one (1) opportunity to accept such a vacancy or until the expiration of two (2) years from the date of displacement, whichever occurs first. Vacan-cy(s) shall be offered to the employees by continuous service seniority.

(e) For the purpose of this Article the Company and the Union agree to waive the advance bid procedures as outlined in
      Article 8, Section 8.10(b) for employees displaced under this Article for two (2) years from the date of displacement.

(f) After an employee has been transferred to a new Occupational Group pursuant to a reduction in force under this Article, for three (3) years thereafter he/she shall not be removed from his/her Pay Grade roster under Subsection (a) above before other employees on such roster with less continuous service providing the employee is satisfactorily performing the duties of the classification.

(g)   If more than one (1) reduction in force is enacted in one
      (1) Occupational Group within a three (3) year period and employees from that Occupational Group are transferred pursuant to the reductions in force to the same new Occupational Group, employees who are transferred in the latter reduction(s) in force shall receive the same classified seniority date in the job classification to which they are transferred as if they had been transferred during the earliest reduction in force.

Section 9.03.     When the reduction involves eliminating an

Occupational Group, Department, or Organizational Group, the procedures set forth in Section 9.02(b) and, if necessary,
Section 9.02(c) or (d) shall apply to the affected employees.

Section 9.04. For the purposes of this Article 9 only, each organization or grouping of organizations listed below shall be deemed to be an "Organizational Group":

(a) Comptroller
(b) Computer Services
(c) Corporate Affairs
(d) Customer Services
(e) Electric System
      Operations & Construction,
      System Operations, Operations & Construction
(f) Energy Planning & Resources,
      Energy Policy & Development
(g) Environment,
      System Engineering
(h) General Administration
(i) Human Resources
(j) Investor Relations
(k) Materials
(l) Market Planning & Policy
(m) Production
(n) Rates & Regulatory Practices
(o) Treasurer

Adjustments to these designated Organizational Groups may be made in the future as appropriate and agreed to by the Company and the Union.

Section 9.05. Employees not placed under the procedures set forth above shall be furloughed; provided, however, that no individual employee shall be furloughed if he/she is qualified and willing to perform work presently being performed by a contractor who has been awarded an annual labor contract (that is, a contractor who makes available to the Company a labor pool from which the Company on a daily basis routinely and regularly draws to perform bargaining unit work). Employees to be furloughed shall receive two (2) weeks notice in writing before the reduction becomes effective. Such notice shall state that for a period of two (2) years thereafter the employee may retain a position on the seniority roster, provided that within ten (10) days after the effective date of furlough the employee shall give notice in writing to the Company and to the Union of his/her intention to retain such position, and shall thereafter, throughout said period of two (2) years keep the Company and the Union advised of his/her mailing address. All employees from the same Organizational Group (Section 9.04) will be placed on a recall list with the most senior employee, by continuous service date, listed first. In addition, the employee shall maintain a position, by classified seniority date, on the roster from which he/she was furloughed. Furloughed employees on the recall list shall be called back to their Group by certified mail notifica-tions as seniority and qualifications allow. Determination as to qualifications shall be based on the criteria set forth in
Article 8, Section 8.09. If an employee so called shall fail to return to work within two (2) calendar weeks from the date of mailing such call, the employee's name shall be removed from the roster and his/her seniority shall terminate. New employees shall not be employed in a Group until all furloughed employees from the Group who are qualified for the particular job opening have been removed or recalled in accordance with this Section.

Section 9.06. Notwithstanding any other provision of this Article, no employee with twelve and one-half (12-1/2) years or more of continuous service will be furloughed nor will they be reduced in pay because of a reduction in the working force.

                                  ARTICLE 10

                              GENERAL PROVISIONS

Section 10.01. The Company agrees that on basic schedule workdays, it will not require employees to work outdoors in extremely inclement weather, unless such work is necessary to protect life or property or to maintain service. During such periods of extremely inclement weather, the Company may assign such employees to any work out of the weather. Nothing in this Section shall be interpreted as to deny the right of the Company to require meter readers, testers, installers, drivers and other persons occupying positions of similar type to work outdoors at any time at their normal tasks.

Section 10.02. No supervisor shall act in other than a supervisory capacity except in emergencies. This is not intended to prevent a supervisor from protecting life or property, giving occasional or emergency assistance or performing work for the purpose of instruction. However, the primary function of a supervisor is supervision and he/she is not to perform work which will eliminate an employee or interfere with supervision.

Section 10.03. By special agreement of the parties, it is agreed that employees in the exempt supervisory position presently designated as Senior Power Plant Operator at the Dickerson, Chalk
Point, and Morgantown Generating Stations and all such supervisors with similar duties and responsibilities in generating stations constructed in the future are specifically excluded from the provisions of Section 10.02.

Section 10.04. Professional engineers and other employees with special experience, education or training, may be assigned work at different occupations within the bargaining unit in any Department as part of a training period. When employees in the bargaining unit are so assigned, they shall retain their rights in their regular status under this Agreement and their assignment shall not affect the rights of other employees under this Agreement. When employees not in the bargaining unit are so assigned, they shall neither be affected by provisions of this Agreement nor shall their assignment deprive other qualified employees of work.

Section 10.05. In the operation of Section 10.04, the number of employees included at any one time shall be not more than one percent of the total number of Company employees. No employee shall be kept in any one assignment for longer than one year or for longer than a total period of 5 years in all assignments included herein. The Company will inform the Union of the names of employees and the Departments to which they will be assigned.

Section 10.06. When the Company plans to install new or revised general work schedules which will affect the majority of the employees in an Occupational Group, it will post the new or revised schedules on the bulletin board for the Occupational
Group affected.  If the Company fails to post the notice for two
(2) weeks before implementation of the new or revised schedules, employees whose schedules have been changed shall receive time and one-half on the first three (3) days of the changed schedule. If unforeseen circumstances make it necessary to extend a revised general work schedule beyond the date which was originally contemplated, the provisions of this Section shall not apply and the extension shall be treated as a change of schedule as provided for elsewhere in this Agreement.

Section 10.07. It is recognized that the Company has the right to have work done by outside contractors. Work normally performed as of the effective date of this Agreement, by employees in the bargaining unit, will not be contracted out if it will result in the furlough or affect recall of employees in the bargaining unit who normally perform such work.

Section 10.08. The Company shall provide Union bulletin boards at the major work locations for the posting of official Union notices. The Company shall determine the number of bulletin boards required and the placement of such boards at the work locations. The Union agrees that it shall not post any notice that is derogatory or inflammatory or anything which is considered inappropriate as to Company-Union relations.

Section 10.09.    Any future agreements or memoranda of
understanding during the term of this Agreement that are prepared by the Company and the Union, or any subdivisions thereof, shall require the signature or confirming signature of the Union
President and the Manager - Industrial Relations or their designated representatives.

                                  ARTICLE 11

                                   HOLIDAYS

Section 11.01. For the term of this Agreement, the following days will be observed as uniform and fixed Company holidays:

      Independence Day              December 24, 2001
      Labor Day                     December 24, 2002
      Thanksgiving Day              New Year's Day
      Day after Thanksgiving        Martin Luther King's Birthday
      Christmas Day                 Presidents' Day
      December 23, 1999             Memorial Day
      December 26, 2000

Section 11.02. In each contract year, each employee will be eligible to select one (1) floating holiday (in addition to those fixed holidays in Section 11.01 above). Each employee is required to request his/her floating holiday with at least 24 hours advance notice.

Section 11.03. The Company will, as far as practicable consistent with work requirements, permit such floating holidays to be taken at the time desired by employees, but determinations as to the total number of employees or any employees, the number of employees of a particular classification or at a particular location, the number and classification of employees of a particular working group, to be allowed off on a holiday at any time; and the make-up of working groups for holiday purposes, are reserved solely to the Company in order to ensure the orderly operation of the Company. When these determinations have been made by the Company and there is an opportunity of choice between two (2) or more employees, the employee with the highest classified seniority roster position shall have first choice of holiday time off.

Section 11.04. Employees normally scheduled to work on a designated holiday, or who are off duty as part of their regular schedule on a designated holiday, shall be paid a holiday allowance of a normal workday at their basic rate of pay and double time for all hours actually worked on the holiday. When January 1 (New Year's Day), July 4 (Independence Day), or December 25 (Christmas Day) are designated to be observed on a Monday or Friday through the operation of Section 11.07, employees who work on either the designated holiday or the actual holiday shall receive a holiday premium of double time for all hours actually worked on either day providing, however, that any employee who works both days will only be entitled to the holiday premium for the hours worked on the actual holiday.

Section 11.05. When Company requirements make it necessary for some but not all employees in any department to work on a holiday, the Company will indicate the number and classifications of employees needed. Employees, beginning with the most senior employee (by classified seniority), will choose whether or not to work the holiday. Such choices will continue until the Company requirements are met. In the event that after all department employees have been polled it becomes necessary to assign employees to work the holiday, such assignment will be by inverse classified seniority order. This process must be completed no less than forty-eight (48) hours prior to the holiday.

Section 11.06. An employee will be eligible for holiday allowance providing (1) he/she performs work or is on vacation in the pay period in which the holiday is observed, and (2) works as scheduled or assigned both on his/her last scheduled workday prior to and his/her first scheduled workday following the day on which the holiday is observed unless he/she has failed to so work because of sickness or because of death in the immediate family or because of similar good cause. Irrespective of the above, an employee on a Sickness Disability Case will not be paid holiday allowance unless the Company's Medical Department determines that the employee was able to return to work on or before the holiday and would have been released to return at that time but for the holiday. An employee who is scheduled to work on a holiday, either on regular shift or overtime, but who fails to report to work, will not be paid holiday allowance.

Section 11.07.    When any of the holidays referenced in Section
11.01 of this Article fall on a Sunday, the following Monday shall be observed as the holiday. Should any of the holidays fall on a Saturday, the preceding Friday shall be observed as the holiday.

Section 11.08. Holidays to be selected under Section 11.02 of this Article shall not be carried over from one contract year to the next. The Company may deny any employee his/her holiday observance when in its discretion the employee cannot be spared. If the employee has a holiday schedule approved, but later denied by the Company, the employee shall have a choice of selecting another holiday or being paid for the holiday under the provisions of Section 11.04 of this Article.

                                  ARTICLE 12

                                   VACATIONS

Section 12.01. Regular employees shall be entitled to vacation eligibility according to the maximum allowances set forth in the following table. An employee's initial vacation allowance for any calendar year will be determined by length of continuous service as of December 31 of the previous year. Eligibility may increase during the calendar year by application of the employee's anniversary date to the following table; however, in no case will any employee with less than five (5) years of continuous service receive a mid-year increase in vacation allowance by application of the employee's anniversary date. Increases in eligibility during a calendar year shall take effect for the remainder of that year, provided that if the increase cannot be accommodated in the remainder of the year the Company may grant advance leave in the amount of the prospective increase.

Maximum allowances are as follows:

Continuous Service            Maximum Vacation Allowance

Less than 6 months            1 day for each full calendar month of
                              continuous service but not to exceed 1
                              week
6 months                            2 weeks
5 years                             3 weeks
10 years                            4 weeks
20 years                            5 weeks
30 years                            6 weeks

Section 12.02.     No employee may have a Maximum Vacation
Allowance in excess of the allowance provided for his/her period of continuous service.

Section 12.03. The amount of vacation pay will be based upon the employee's normal workweek at the regular basic straight time rate exclusive of any premiums, overtime or other remuneration.

Section 12.04. Maximum allowances will be payable to employees who have worked 1,000 hours or more during the preceding calendar year. Employees with less than 1,000 hours of work in such year will not be eligible for any vacation allowance. Compensation paid to an employee for hours not worked on a regularly-scheduled workday shall not be considered toward the 1,000 hours of work unless specifically provided for in this Agreement.

Section 12.05. Employees with less than six (6) months of continuous service shall be eligible for their maximum allowances if they have worked a minimum of one hundred forty (140) hours multiplied by the number of full calendar months of continuous service. All hours, including overtime hours of paid compensation will be counted towards establishing vacation eligibility.

Section 12.06. An employee who is off work due to an on-job injury and thereby cannot meet the 1,000 hour requirement for an earned vacation shall be entitled to a vacation based on his/her continuous Company service in the calendar year when the employee is released by the Medical Department to return to work on a full-time basis.

Section 12.07.     Any employee who leaves the Company's
employment for any reason shall be paid for any unused vacation eligibility in effect at the time of leaving employment. Upon

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

the death of an employee such eligibility shall be paid to his or her estate.

Section 12.08. An employee who is laid off after 1 year of service, retires, or dies will be paid a vacation allowance proportionate to the number of full months worked in the calendar year in which the layoff, retirement or death occurs. An employee whose employment terminates for any other reason will not be paid a proportionate vacation allowance for any time worked in that calendar year.

Section 12.09. The Company will, as far as practicable consistent with work requirements, permit vacations to be taken at the time desired by employees, but determinations as to the total number of employees or any employees, the number of employees of a particular classification or at a particular location, the number and classification of employees of a particular working group, to be allowed on vacation at any time; the time within which vacations may be taken; and the make-up of working groups for vacation purposes, are reserved solely to the Company in order to ensure the orderly operation of the Company. When these determinations have been made by the Company and there is an opportunity of choice between two (2) or more employees, the employee with the highest seniority roster position shall have first choice of vacation time made available.

Section 12.10.     When employees are requested to state
vacation preferences preparatory to the Company's establishing vacation schedules, an employee who divides his/her vacation allowance into more than one period may apply his/her seniority preference as provided above to only one period, and he/she shall not have another selection opportunity until all other employees with whom he/she is concerned for vacation purposes have had the opportunity of selecting a vacation period.

Section 12.11. It is agreed that vacations shall normally be scheduled to be taken in periods of one full week or more. Shorter periods of vacation may be allowed, however, in the discretion of the Company, for special circumstances when approved in advance of the day or days for which vacation allowance is requested. In no case will vacation be allowed for a period of less than one-half day.

Section 12.12. Employees are considered to be on vacation at the end of their last scheduled workday; or, if they continue on duty for overtime work, at the time they are released from such overtime work. Employees are considered to be returned from vacation when they report to work at the beginning of their first regular scheduled shift after scheduled vacation days.

Section 12.13. Vacations shall not be carried over from one year to the next except as herein permitted.

(a) Employees who will have earned more than three (3) weeks of vacation based on their length of continuous service as of December 31 of a calendar year may elect to:

      (1)   Carry over full weeks of vacation to a maximum of two
            (2) weeks which must be used by the end of the calendar year following the calendar year for which the election is made; and/or,

      (2) Receive pay in lieu of any full weeks in excess of three (3) weeks;

      Provided, however, in exercising either or both of these options, employees must retain at least two (2) weeks of vacation allowance (from allowance determined as of December 31 of the calendar year in which the election is made) for use during the next year.

(b) Employees who wish to exercise options provided for in Subsection (a) above must notify the Company of their decision by December 1 of the current year for elections effective for the next calendar year. Such notice must describe the option(s) selected, the amount of vacation sold back or carried over, and in the case of payment for vacation must indicate the month(s) in the next calendar year in which the payment(s) is/are to be made. Payments may begin in March of each year and will be made concurrently with the first full payroll period of any designated month(s). At the sole discretion of the Company, an employee may be allowed to take any vacation previously designated for carry over in the same calendar year (in full day increments only). Nothing herein shall entitle an employee to vacation in the next calendar year if the employee does not otherwise meet the requirements of this Article.

(c) An employee may not elect to receive pay in lieu of taking vacation for any vacation carried over under this section.

(d) The Company may deny any employee his/her current vacation allowance or any part of it when in its discretion he/she cannot be spared. In such cases the employee shall have the choice of carrying over to the following year the amount of vacation denied him/her without regard to the limitations of Subsection (a) above or being paid for it at his/her basic straight time rate of pay.

Section 12.14. Legal holidays as set forth in Article 11 which fall on scheduled vacation days shall be considered as holidays and not as days of vacation. The additional day of vacation resulting in these cases may not necessarily be taken as continuation of the same vacation period but will be allowed at the convenience of the Company.

Section 12.15. When an employee is disabled because of sickness disability and qualifies for Sickness Disability Allowances; or is disabled due to an occupational injury; or is called up on a military emergency, and any such event occurs prior to the time for the employee's vacation to begin, the employee may request a postponement of vacation. Any such postponed vacation may be rescheduled by the Company at anytime during the same calendar year. If it is not practicable for the Company to reschedule the vacation during the same calendar year, the Company shall have the option of allowing such vacation in the following calendar year or paying the employee for it at the employee's basic straight time rate of pay. If the Company chooses to pay the employee for the vacation, such payment shall be in addition to any occupational injury, sickness disability case, or military emergency allowances being paid at that time.

Section 12.16. As to vacation eligibility, all hours, including overtime hours, of paid compensation, except sickness disability, will be counted toward establishing vacation eligibility. As to paid vacation eligibility, all hours, including overtime hours, of paid compensation, including sickness disability will be counted toward establishing vacation eligibility for those employees with twenty or more years of continuous service as of December 31 of the previous year.

                                  ARTICLE 13

                        SICKNESS DISABILITY ALLOWANCES

Section 13.01. Employees shall be eligible for sickness allowances as provided herein. Sickness shall include injury other than any injury arising out of or in the course of employment by the Company for which compensation will be paid under the provisions of the Workers' Compensation Act.

Section 13.02. Eligible employees absent due to sickness shall be paid at their regular basic rates for absences occurring on their regular workdays, assuming proper report is made and assuming medical certification is timely furnished if required under Section 13.03. Such payments will begin on the first workday of absence except as provided below:

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

(a)  Annual Allowance

Employees shall receive an annual sickness allowance in accordance with the following schedule:

                                           Annual
Continuous Service As of                  Allowance
December 31 of Previous Year              (in days)

      6 Months                                  1
      1 but less than 3 years                   3
      3 years or more                           5

(b)   Options Regarding Unused Annual Allowance

As soon as practicable after the end of a calendar year, an employee who has not exhausted his/her Annual Allowance for that year has the following options:

      (1)   Carryover Bank

            The employee may elect to carryover the unused portion into the next year at the rate of one (1) day for every full unused sick day.

            Fractions must be bought back in accordance with buy back provision below, or,

      (2)   Buy Back Option

            The employee may elect to have the Company buy back the unused Annual Allowance, which will be paid for by separate check, at a conversion rate of four (4) hours per unused day (two (2) hours per fractional). Once a day is placed in the Carryover Bank, it may not be converted under this Section. Except as may be required due to fractional days, an employee may not split his/her election between the Carryover Bank and Buy Back Option.

(c)   Use of Annual Allowance and Carryover Bank

      (1) An employee's Annual Allowance must be exhausted before his/her Carryover Bank is used.

      (2)   An employee whose Annual Allowance and Carryover Bank

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

            are exhausted shall not be eligible for additional sickness payment until the fourth consecutive workday of an absence during the remainder of the calendar year. This three (3) day waiting period shall apply when an employee's Annual Allowance and Carryover Bank are exhausted during an absence as well as to all subsequent absences during that calendar year. An absence under this Article shall be a continuous absence of a half a day or more.

(d) When an employee has taken twenty (20) sick days (exclusive of days compensated under Section 13.04) in a calendar year, paid or unpaid, he/she shall not be eligible for sickness payments until the seventh consecutive workday of the absence during which the 20th day is reached or any subsequent absence in that calendar year.

(e) An employee who dies, retires, or is furloughed shall be paid at one hundred percent (100%) of the employee's regular basic rate then in effect, and an employee whose employment with the Company is otherwise terminated shall be paid at fifty percent (50%) of the employee's regular basic rate then in effect, for all unused days in his/her Carryover Bank.

Section 13.03. Absences due to sickness disability of three (3) days or less, whether compensated or not, need not require medical certification as to the employee's inability to report to work; however, upon advance notice medical certificates may be required when the Company feels the employee's attendance record warrants such. Absences of more than three (3) days shall require medical certification. When a medical certificate is required, it should be presented to the Company upon the return to work, but in no case later than three (3) working days after the employee returns to work. The Company may have an employee or other persons (not a member of the bargaining unit) visit absent employees and may require medical examinations by physicians.

Section 13.04.     An employee whose absence extends more than six
(6) workdays shall thereafter be paid at his/her regular basic rates provided proper report is made and a medical certificate attesting to his/her sickness is presented to the Company. These periods shall be termed "sickness disability cases" and pay allowances shall be made according to the following schedule:

Continuous Service (in years)         Allowance (in weeks)
At least:  But less than:             Full Pay  3/4 Pay  1/2 Pay

       1            2                 2           -          4
       2            5                 3           -          6
       5           10                 8           -         18
      10           20                10           -         16
      20           25                14           8          4
      25                             16          10          0

Section 13.05. The Company reserves the right to require a medical examination by a physician of its own choosing and to have a nurse or other employee or person (not a member of the bargaining unit) visit an employee who is claiming allowance for sickness disability.

Section 13.06. When an employee is absent on a sickness disability case, whether new or continued, there shall be deducted from his/her allowance under Section 13.04 all Annual Allowance days taken during the previous seventeen (17) weeks.

Section 13.07. Successive sickness disability cases shall be counted as one (1) case in computing the time for which an employee shall be entitled to allowances unless the employee has returned to work and engaged in the performance of his/her normal duties for a continuous period of seventeen (17) weeks between cases. When an employee has worked seventeen (17) weeks, the next sickness disability case shall be considered a new case.

Section 13.08. After a medical examination of any employee, who has been absent on account of sickness disability for any length of time, by a physician selected by the Company, and the physician's report states that the employee is able to return to work, and such employee fails to do so, no further payments or allowances will be made on account of such sickness disability and said report shall be conclusive and final. However, if the employee informs the Company's physician of the date on which the employee's physician has advised the employee to return to work, and the Company's physician does not agree, then the Company's physician shall make a reasonable effort to consult with the employee's physician before issuing a report.

Section 13.09. No employees shall receive any sickness allowance when the following conditions exist:

(a) For time for which salary or wages might be paid by the Company.

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

(b)   From the time any retirement payments might begin.

(c) When the disability is caused or results from an intentionally self-inflicted injury or other general acts of misconduct.

(d)   When the employee is on furlough or suspended from duty.

(e)   When the employee is on vacation.

(f) When proper notice of sickness disability is not given to his/her Department. Reasonable rules governing time and place of notice may be promulgated by the various Departments of the Company, depending upon the operating conditions existing in each. When proper notice is not given, allowances shall not begin until such notice is given.

(g) When, upon the occasion of a visit to the employee by a nurse or other employee or person (not a member of the bargaining unit) he/she is found not to be home and cannot furnish a satisfactory explanation of his/her whereabouts.

(h) When the injury is the result of the employee's working for an employer other than the Company or self-employment for gain.

Section 13.10. When an employee has received the maximum allowance indicated in the schedule in Section 13.04, he/she shall not be eligible for further allowances until he/she shall have performed his/her normal duties for a continuous period of seventeen (17) weeks.

Section 13.11. No assignment of any sickness allowance will be permitted or recognized. Attempts at assignment will be regarded as sufficient cause for revocation of any allowances heretofore made, and in case of any attempted attachment or other legal proceedings, the Company may cancel or revoke any allowances, and in its discretion, or if it so elects, pay such allowances to the family of such sick or disabled employee.

Section 13.12. Where the sickness of an employee is such as to amount to permanent disability, or to indicate a more or less permanent absence from the service of the Company, the Company reserves the right to arrange to have the employee, if eligible, placed on Long Term Disability, in which event all payments herein provided shall be exhausted before such action is taken. Any allowance herein provided for shall in no way affect the right of the Company to sever the connection of an employee from the service of the Company for just cause.

Section 13.13.     In the event an employee is paid Sickness
Disability Allowance due to an injury caused by some person other

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

than the Company or such injured employee, the Company may after a reasonable time pursue the subrogated rights of such employee against said other person up to the extent of the amount it has paid to the employee as Sickness Disability Allowances, if the injured employee does not pursue his/her remedy for damages. In addition, in the event the employee pursues his/her remedy against such third person and receives a judgment or decree or settlement from such third person, the Company shall under its rights of subrogation be notified and will be entitled to participate in such judgment or decree or settlement up to the extent of the amount it has paid to the employee as Sickness Disability Allowances. If the Company receives a settlement, to the extent of the amount it has been paid, the employee shall have his/her Sickness Disability Allowance restored to the extent used.

Section 13.14. The Company will provide a Workers' Compensation Supplement to eligible employees who sustain an on-the-job injury and who meet the eligibility provisions and other conditions set forth in this Article 13. Such supplement shall represent the approximate difference between the value of compensation an employee receives under the applicable Workers' Compensation law and the net pay an employee would receive under the provisions of this article for his/her pay grade and step.

Section 13.15. Female employees (regular status) who leave work due to pregnancy shall be eligible for benefits in accordance with this Article 13 in the same manner as any other disability, provided that the following procedures are adhered to:

(a) The employee shall present a written statement from her attending physician certifying (1) that a pregnancy exists, and (2) the last date on which the employee can safely work. Such written statement shall be submitted to the Medical Department within a reasonable time after the pregnancy is known but not later than the end of the sixth month of preg-nancy. It is expected that the employee will work to the date certified above and no employee will be allowed to work beyond the date certified by her physician as the last date on which the employee can safely work.

(b) Following childbirth, the employee shall submit to the Medical Department a written statement from her physician certifying the earliest date that the employee can return to work. Benefits under this Article 13 shall cease on the return to work date certified by the employee's physician. If the employee elects not to return to work on this date the employee may request a leave of absence in accordance with Article 14, Sections 14.06, 14.08 and 14.09.

Section 13.16. It is understood that none of the provisions of this Article 13 shall in any way limit the Company's right to discipline employees for excessive absenteeism or misrepresenta-tion of injuries, ailments, or physical condition.


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

                                  ARTICLE 14

                               LEAVE OF ABSENCE

Section 14.01. Employees will be excused with pay for absence on scheduled workdays upon the occasion of a death as follows:

(a) Between, and including, the day of death and the day of the funeral of a father, mother, foster father or mother, husband, wife, brother, sister, son or daughter, mother-in-law, or father-in-law, with a maximum of four (4) working days. One (1) of the four (4) days total allotment may be taken on the day immediately after the funeral.

(b) For one day on the day of the funeral to attend the services for a son-in-law, daughter-in-law, grandfather, grandmother, grandson, granddaughter, stepfather, stepmother, stepbrother, stepsister, stepchild, half brother or half sister.

(c) In the event relatives listed in Section 14.01(b) were living in the household of the employee at the time of death, the allowance of Section 14.01(a) shall apply.

(d) The allowances of this Section shall apply only to employees regularly at work and shall not apply to employees absent because of vacation, sick leave, leave of absence for any reason, layoff, furlough, disciplinary action, or any permitted absence.

Section 14.02. When regular employees are selected to serve as jurors in the jurisdiction of their residence and are required to be absent from work on regular scheduled workdays because of jury duty, pay at their basic rate shall be continued during such absences and they may retain any fees paid to them for jury duty. The work schedules of shift workers will be revised when necessary so that they will not be assigned to night work on normal jury duty days. Employees shall notify their supervisors promptly after receiving notice of jury duty summons and shall obtain such certifications regarding hours and days of jury duty as may be required by the Company. Employees shall report for work whenever they are not actually serving as jurors during their regular scheduled workdays unless otherwise instructed by their supervisors. Continuation of pay as provided herein shall not be allowed more than once in two consecutive calendar years unless the individual is unable to be excused from serving on jury duty.

Section 14.03. Any employee subpoenaed as an innocently involved witness in a federal, state or local government judicial proceeding shall lose no pay thereby.

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

Section 14.04. Employees who are called to active duty or enlist in the U.S. Armed Forces shall be granted leaves of absence for their initial tour of duty or initial enlistment period. If such employees return to work within 90 days of their separation or discharge from military service, their continuous service with the Company shall not be broken. All employee benefits shall be suspended during the period such employees are on active duty.

Section 14.05. Employees who are called to temporary, short term active duty in the National Guard or Reserve due to a declared emergency or regular encampment shall be granted a leave of absence on request. The Company will compensate employees during such leaves for the difference between the employee's military pay and the employee's base pay rate in the Company, providing employees promptly submit official military documentation as to military pay received for the period of the emergency or regular encampment.

Section 14.06. An employee who has worked for PEPCO for at least one (1) year may make a request for a leave of absence under local and/or federal family and medical leave laws provided the employee has worked the requisite number of hours in the preceeding twelve (12) months. A request for leave must be made in writing specifying the reason for such leave (including any requested supporting documentation), the date the leave is expected to commence and the date the employee expects to return to work.

Section 14.07. An employee may request a personal leave of absence without pay for a period up to four (4) months providing such request is made in writing stating the reason for such leave, the date the leave is to commence, and the date the employee will return to work. Such leave requests shall be submitted to the employee's department head and shall require the approval of the employee's General Manager and the General Manager - Human Resources. Depending on Company operating requirements and reasons for requested leaves of absence, the Company shall be the sole determiner as to whether a leave of absence is granted. If the employee does not return to work on the approved return date, his/her employment with the Company shall be terminated. Personal leaves of absence shall not be renewed or extended beyond the approved return date except in cases of demonstrated hardship and only on the approval of the employee's General Manager and the General Manager - Human Resources. No leave will be granted to accept employment with another organization or to be self-employed. No more than one
(1) leave of absence (four (4) months maximum) will be granted within any continuous eighteen (18) month period. Before beginning such a leave of absence, an employee must take all vacation to which he/she is then entitled.

Section 14.08. Any employee who is duly elected to a federal, state, or local government position which requires such employee to be absent from the Company on a full-time basis, may request a

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

leave of absence without pay for a period not to exceed the first term of office.

Section 14.09.  Employees granted leaves of absence under section
14.06 shall maintain the applicable group medical and group dental plan coverage as if they had continued working. In the event the employee is a member of a medical plan requiring an employee contribution, the employee must timely forward the appropriate contribution to employee benefits each month to continue coverage. Group life insurance may be continued under the terms described in Section 14.10.

Section 14.10. Employees granted leaves of absence under Sections 14.07 and 14.08 shall have the coverage of the following benefit plans continued to the end of the month in which the leave commences:

            Group Life Insurance Program
            Group Medical Insurance Program
            Group Dental Assistance Plan

If the employee desires to obtain continued coverage under these programs after the period specified above, such employees shall pay the full monthly cost of the benefit plan premiums or contributions up to and including the month in which the employee returns to work from his/her leave of absence. Full monthly cost shall include both employee and employer premiums or contributions. Such payments shall commence and be submitted to the Employee Benefits Department by the first day of the month following the periods specified above and by the first day of any succeeding months of the leave of absence. Failure to make timely payments as prescribed shall cause the immediate cancellation of the program coverage. Regarding the General Retirement Plan, if an employee does not desire to make contributions to the Plan during a leave, contributions to the Plan will be suspended during the leave of absence and be resumed when the employee returns to work.

Section 14.11. Employees who return from a personal leave of absence prior to or on the approved return date will be reinstated in their former position at their former rate of pay and will retain their position on the seniority roster.

Section 14.12. A regular employee who is elected or appointed to a full-time official position in Local Union #1900 shall be granted a leave of absence without pay by the Company for the term of such elected or appointed office. In conjunction with such leave, the following will apply:

(a) The President of Local Union #1900 shall give written notice to the Manager - Industrial Relations stating the name of the employee to be granted leave, the date such leave will commence, and the name and term of office involved.

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

(b) The Company shall make no wage payments to the employee during the term of leave of absence; however, the Company will continue the employee's coverage under certain benefit plans listed below, provided that Local Union #1900 reimburses the Company for the full cost of premiums or contributions (employee-employer) currently in effect for such plans. Such reimbursements shall be forwarded monthly to the Manager-Employee Benefits, Thomas Edison Building. The benefit plans subject to such continuation are as follows:

                Group Medical Insurance Program
                Group Life Insurance Program
                General Retirement Plan
                Long Term Disability Plan
                Group Dental Assistance Plan

      Local Union #1900 shall be responsible for providing
      Workers' Compensation coverage for any employee who is on leave of absence under this Section 14.12.

(c) An employee on leave shall continue to accrue all seniority rights during the term of office with Local Union #1900 and shall, upon expiration of such leave, be reinstated in his/her former job classification at the former work location if he/she is physically qualified to perform the work. It is understood that an employee on leave for Union business forfeits any promotional opportunities in the Company which occur during such leave of absence.

                                  ARTICLE 15

                                LIMITED SERVICE

Section 15.01. When (a) an employee with ten (10) or more years of continuous service is unable to perform the regular work of his/her classification because of a disability resulting from a non-occupational illness or injury, or when (b) an employee, regardless of length of service, is unable to perform the regular work of his/her classification because of a disability resulting from an accident on the job, the Company may invoke the provisions of this Article by giving written notice to the employee, copy to the Union. Such notice shall state that the employee may bid into any available job he/she can do within the limits of his/her disability and shall have his/her pay protected to the extent set forth in the applicable provision of this Article. If the employee does not successfully bid into another job within 12 months of such notice, the Company will endeavor to place him/her in any available work where, in the Company's opinion, the employee can be productive taking into account his/her previous experience, education and the limits of his/her disability. At its election, the Company can permanently place an employee prior to the expiration of this 12-month period and the employee's salary shall be grandfathered for the balance of that 12-month period. In the event the employee bids into

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

another position prior to the expiration of the original 12-month period, that employee's pay shall be grandfathered for the balance of that 12-month period governed by the provisions of Sections 15.02 & 15.03. In fulfilling its obligation under this Article, the Company may place employees without regard to the posting, seniority or other selection requirements of Article 8; however, such placement shall be discussed in advance with the Union.

Section 15.02. If the disability referred to in Section 15.01 results from a non-occupational illness or injury, the employee's rate of pay shall be determined as follows:

(a) If the employee has completed twenty (20) years of continuous service, his/her rate of pay will be grandfathered (as defined below in Section 15.03).

(b) If the employee has completed fifteen (15) years of continuous service, his/her rate of pay will be reduced by 50% of the difference between his/her existing rate and the rate established for the work he/she is to perform.

(c) If the employee has completed ten (10) years of continuous service, his/her rate of pay will be the rate established for the work he/she is to perform.

Section 15.03. When the disability referred to in Section 15.01 results from an accident on the job which was promptly reported and was not the result of a willful or deliberate act by the employee, the employee's rate of pay shall be grandfathered, that is, he/she shall continue to be paid at the same step and pay grade that the employee was receiving at the time he/she was informed in writing of the Company's intention to invoke the provisions of this Article and shall be eligible for future general wage increases.

Section 15.04. Employees in limited service status who become subject to a reduction under the terms of Article 9 shall first have their status reviewed under the terms of this Article including classification and seniority.

Section 15.05. When an employee is to be changed to, or from, limited service, the case will be discussed with the Union and his/her seniority status decided by mutual agreement.

Section 15.06. Future status of an employee's ability to return to his/her former job or a job of higher classification shall be subject to review at anytime the employee's condition improves to allow such consideration. If the employee is found to be capable of performing the duties of his/her former job as determined by the Company's Medical Director, he/she shall be returned to the job in question. Concerning a job in a higher classification or a job in another Occupational Group, if the employee is found to be capable of performing the duties of such job as determined by the Medical Director, the employee shall be given consideration

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


on the next job vacancy.

                                  ARTICLE 16

                           SUSPENSION AND DISCHARGE

Section 16.01. The maintenance of discipline is the responsibility of the Company and to that end the Company may discipline employees for cause. A copy of all disciplinary actions issued to Bargaining Unit employees will be forwarded to the Union. This includes all Oral Reminders, Written Reminders, Decision Making Leaves (DML), and notices of meetings regarding continuation of employment (and resulting determinations from such meetings).

Section 16.02. In the event the Company believes that a Bargaining Unit employee's problems regarding work performance, conduct & safety, or attendance appears to warrant discharge, a meeting will be scheduled for that employee before his/her General Manager (or designated representative); other Company representatives may also be present.


(a) The employee and the Union will be notified, in writing, at least two (2) days prior to the meeting. The notification will include the date and time of the meeting, a statement describing the employee's performance problem(s), and a statement to the employee advising of his/her right to Union representation (also included will be the Union's telephone number).


(b) The Company will endeavor to assure that a Union Steward is available when an employee is notified of the meeting. In the event a Steward is not available, the Union office will be notified as soon as reasonably possible.

(c) The purpose of the meeting is to assure that an appropriate decision is made regarding the Bargaining Unit employee's continued employment with the Company. A representative of the Union may attend that meeting. If desired, the employee may allow that Union official to represent him/her at that meeting. During this meeting, all parties will make all relevant facts available. Further, the Company may allow witnesses with relevant information to testify at the meeting.

(d) After the meeting, and after the Company has completed any additional investigation that it deems appropriate, the employee will be advised, in writing, of the Company's final
      determination.   A copy of that determination will be
      forwarded to the Union. It is understood that employees will remain at work pending the Company's final determination, unless that employee has been placed on Crisis Suspension or


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

      Excused With Pay.

Section 16.03. In the event a Bargaining Unit employee is placed on Crisis Suspension or Decision-Making Leave, the Company will endeavor to assure that a Steward is present when the employee is notified. In the event a Steward is not available, or it is impractical to have a Steward present, the management representative who places the employee on Crisis Suspension or Decision-Making Leave is responsible for ensuring that the Union office is notified as soon as possible. Additionally, the employee will be provided with the Union's telephone number.

      (a) It is understood and agreed that a Crisis Suspension does not necessitate a meeting before the employee's General Manager (or designated Representative) unless that suspension is expected to be converted to discharge. However, in the event a Crisis Suspension extends past five (5) days, the Union shall have the right to request a hearing. In the event of such request, the parties shall, within two (2) days, arrange to meet and discuss the employee's employment status.

Section 16.04. In the event the Union disagrees with a Company decision to discharge a Bargaining Unit employee, the Union may, within five (5) working days after the determination, appeal the discharge directly to Arbitration in accordance with Article 18. However, prior to Arbitration, the Union may request that a Step 2 meeting be held to discuss the matter.

Section 16.05. Crisis suspensions may be appealed directly to Step 2 of the Grievance Procedure, Article 17.


                                  ARTICLE 17

                              GRIEVANCE PROCEDURE

Section 17.01. It is considered by the parties that all grievances should be presented promptly, discussed without delay and answered within a reasonable time. A grievance is defined as a violation of a specific term(s) or provision(s) of this Agreement or of an established precedent in terms and/or conditions of employment. It is also considered that grievances should be settled whenever possible at the levels where the greatest familiarity with the subject matter exists. Any individual employee or group of employees shall have the right to present grievances and to have them considered for adjustment, provided any adjustments are not inconsistent with the terms of this Agreement and a Union representative has been given an opportunity to attend as provided in this procedure. Therefore, it is agreed that all grievances shall be subject to the following grievance procedure.

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

Section 17.02. Any employee who believes that he/she has a grievance shall, within one (1) week after the cause of the grievance is alleged or known to have taken place, discuss it with his/her immediate supervisor. The employee may, if he/she desires, have his/her Steward present during the discussion. The supervisor shall within three (3) workdays after the discussion, notify the employee or Steward (if present at the discussion) of his/her disposition of the matter.

Section 17.03. Step 1--If the appropriate supervisor's response does not resolve the grievance, then within two (2) weeks after the cause for the grievance is alleged or known to have taken place, the grievance shall be stated in writing on forms available from the Company or the Union, listing facts, reasons, Agreement provisions in question, and/or established precedent in terms and conditions of employment. The grievance must be numbered (by the Local Union Office), dated and signed and one
(1) copy shall be delivered to the Department Head and one (1) copy shall be delivered to Industrial Relations. If a grievance is not delivered to the Department Head within two (2) weeks after occurrence of cause for the grievance, it will no longer exist.

Section 17.04. Within one (1) week of delivery of the aforesaid grievance to the Department Head, the appropriate supervisor(s), the grievant, Steward, and/or Chief Steward shall meet to resolve the grievance. Within one (1) week after the meeting, the appropriate supervisor(s) shall give written notice to the Steward, with a copy to the Local Union President, of the determination of the grievance. If the grievance is not resolved, it may be taken to Step 2.

Section 17.05. Step 2--If the grievance is not resolved in Step 1, the President of the Local Union (or his/her designated representative) may, within two (2) weeks after receipt of the written determination in Step 1, submit in writing to the Manager
- Industrial Relations (or his/her designated representative) a request for a meeting to resolve the grievance. Within one (1) week after receipt of such request from the Local Union President (or his/her designated representative), the Manager - Industrial Relations (or his/her designated representative) shall arrange to meet with the Union's Grievance Committee (grievant, Steward,
Chief Steward, and/or Local Union President or his/her designated representative) to resolve the grievance. Such meeting will be held within four (4) weeks of the receipt of the request unless mutually agreed otherwise. The Union and the Company may have present and eligible to participate in the discussion any persons they so desire. Within two (2) weeks after the meeting, the Manager - Industrial Relations (or his/her designated representative) shall give written notice to the Local Union President (or his/her designated representative) of the determination of the grievance. If the grievance is not resolved in Step 2, it may be taken to arbitration as provided in Article 18.

Section 17.06. Discussions regarding grievances shall be conducted as far as practicable during the employee's working hours. Payment for discussions regarding grievances shall be compensated as outlined in Article 4 of this Agreement. All employees shall first obtain permission from their supervisor to be absent for such meetings and must report to him/her upon returning.

Section 17.07. Grievances relating to matters which extend beyond a single Department, Division, or Group may originate in the Step of the grievance procedure where management authority to settle the matter exists, but no grievance may be taken to arbitration until it has been presented in Step 2, except where time limits as described in Section 17.05 have been exceeded and then only if the party seeking to move the matter to arbitration has not caused or contributed to the time limits being exceeded or except as otherwise provided for in Section 16.05 regarding discharges.

Section 17.08. Whenever a grievance involves a group of employees, a committee of not more than three persons, which shall include the appropriate Steward and at least one of the employees affected, may be substituted for an employee wherever the word "employee" is used in the grievance procedure.

Section 17.09. It is agreed that the grievance procedure or time limits may be varied at anytime by agreement of the parties when such action appears to be necessary or desirable.

Section 17.10. The Union and the Company shall inform each other of persons authorized to represent them in grievance matters.

Section 17.11. Grievances of the Company or Union shall originate in the lowest step where authority to take appropriate action exists.

Section 17.12. The grievance procedure is applicable to all employees in the bargaining unit except as otherwise restricted elsewhere in this Agreement, provided, however, that terminations of regular employees during their first year of continuous service and terminations of temporary employees at anytime may not be the subject of a grievance.

Section 17.13. Failure to comply with the time limit provisions by employees or Union representatives shall invalidate the grievance. Failure to comply with the time limit provisions by Management representatives shall permit the grievance to be advanced to the next Step of the grievance procedure.

                                  ARTICLE 18

                                  ARBITRATION

Section 18.01. Any grievance not resolved in Step 2 of the grievance procedure may be submitted to impartial arbitration.

Section 18.02. The Company or the Union shall notify the other party of its desire to proceed to arbitration within two (2) weeks of receipt of the Step 2 answer. Such notice shall be in writing and shall specify the grievance to be arbitrated and state the issue(s) involved.

Section 18.03. An impartial Arbitrator shall be selected by mutual consent of the Company and the Union as soon as practicable after receipt of the request for arbitration. If the parties do not agree on the selection of an Arbitrator within two
(2) weeks after receipt of the request for arbitration, the American Arbitration Association shall select from a standing panel (agreed to by the parties in the Memorandum of Understanding by which this Agreement was established) the five Arbitrators least recently selected under this Article and shall provide a list thereof to each party. Within one (1) week following receipt of the list of Arbitrators, the parties shall meet and alternate in striking names from the list with the loser of a coin toss striking first. The remaining name, after each party has struck twice, shall be the impartial Arbitrator.

Section 18.04. The arbitration hearing shall be held as quickly as possible. The award of the Arbitrator shall be final and binding upon both parties and upon the employee(s) involved. The fees and expenses of the Arbitrator, and any other expenses agreed to by the parties prior to the arbitration hearing, shall be shared equally by the Company and the Union. The Arbitrator shall have power and authority to arbitrate only those matters expressly made subject to arbitration by the terms of this Agreement and shall rule only on the issues submitted to him/her. The Arbitrator shall have power only to interpret this Agreement and shall not have the power to alter or amend it.


Section 18.05. At the request of either party, a grievance involving the discharge or discipline of an employee shall be submitted to Expedited Arbitration (as defined below). The Arbitrator for such Expedited Arbitrations shall be appointed from a standing panel of at least ten (10) Arbitrators agreed to by the parties in the Memorandum of Understanding by which this Agreement was established. As soon as practicable after receipt of the arbitration request referred to in Section 18.02 above, the parties shall try to agree on a date(s) to arbitrate the case. If agreement is reached, the parties shall notify the American Arbitration Association (hereinafter "AAA") of the desired date(s). The AAA will then appoint an Arbitrator from the parties' standing panel who is available on the requested date(s). Prior to the parties' selection of a mutually acceptable date(s), neither party shall be informed of the availability of a named Arbitrator on a particular date. If the parties are unable to agree on a date within two (2) weeks after receipt of the request for arbitration, either party may so notify the AAA, requesting that the AAA appoint an Arbitrator who will set the time and date(s) after considering the parties' positions on when the case should be heard. In appointing Arbitrators under this Section, the AAA shall make every effort to evenly distribute the cases among the standing panel of Arbitrators. The Expedited Arbitration will be conducted according to the Expedited Arbitration rules in effect July 1, 1983, except to the extent inconsistent with this Section.


                                  ARTICLE 19

                        APPLICABLE LAWS AND REGULATIONS

Section 19.01. It is understood and agreed that the provisions of this Agreement are in all respects subject to all applicable laws and governmental regulations now or hereafter in effect and to the lawful rulings and orders of all regulatory commissions now or hereafter having jurisdiction. Should any provision of this Agreement be found to be in conflict with any applicable laws or lawful rulings or regulations, the parties shall at once meet for the purpose of discussing and/or modifying that portion of the Agreement only.

Section 19.02. The Company will endeavor to comply with all state and local laws and regulations relating to the safety and health of employees and will take such additional steps as may be necessary to make adequate provision therefore, including the establishment and maintenance of appropriate first aid stations and other facilities. The Company will also formulate and publish safety rules to which the employees shall be required to conform.


                                  ARTICLE 20

                               SAFETY AND HEALTH

Section 20.01. The Company and the Union recognize the need for an effective Safety and Health Program for the benefit of all employees and the Company. The Union will cooperate in assisting and maintaining the Company's rules regarding safety and health. The Company recognizes the interest of the Union in the safety and health of its members, and will give careful consideration to any recommendations made by it. The Company agrees to investigate, upon request of the Union, any conditions which might affect the safety and health of employees, and will meet with a Union safety committee as designated below.

Section 20.02. The Company and the Union agree to establish a Joint Safety and Health Advisory Committee for the purpose of reviewing or recommending new or revised safety and health rules, discussing current safety and health conditions or problems, and discussing laws and regulations concerning Occupational Safety and Health Act (OSHA) and/or other federal and state regulatory agencies having local jurisdiction. This Committee shall consist of not more than three (3) members for the Company and three (3) members for the Union. Two of the three members of the Union committee will be permanent members of the Joint Safety and Health Advisory Committee and the third may be a rotating member as designated by the Union.

Section 20.03. This Committee shall generally meet on a monthly basis and take actions it deems appropriate in presenting and recommending new or revised safety and health rules affecting the employees of the Company. However, it should be understood that the establishment and enforcement of safety and health rules and regulations is a proper function of management and to this end the final determination as to adoption and implementation of safety and health rules shall be the sole responsibility of the Company.

Section 20.04. It is understood that any dispute arising out of the enforcement of Company established safety and health rules shall be proper subject for a grievance under Article 17 of this Agreement.

Section 20.05. The Company will compensate members (Company employees) for time spent in meetings of the Joint Safety and Health Advisory Committee.

Section 20.06. When the Company is required to notify OSHA or a corresponding state agency of an accident involving Company employee(s), it will also notify the Union of such accident. The
Union may thereafter investigate the accident by having a Union official contact the Manager-Corporate Safety or a member of his/her staff who will arrange for such investigation.

                                  ARTICLE 21

                         UNAUTHORIZED WORK STOPPAGES,
                            SLOWDOWNS, OR LOCKOUTS

Section 21.01. It is understood and agreed that the services performed by the employees of the Company in their employment are essential to the continuing operations of the Company as a public utility and to the welfare of the public.

Section 21.02. During the term of this Agreement and any mutually agreed-upon extensions thereof, the Union will not call, authorize, encourage, ratify, or engage in any strike, sitdown, slowdown, or other interference with or stoppage of the work of the Company, and the Company will not engage in any lockout of employees.

Section 21.03. In the event that any employees in the bargaining unit individually or collectively engage in any strike, sitdown, slowdown, or other interference with or stoppage of work, the Company shall notify the Union of such incident and the Union shall take the following actions:

(a) Notify the Company in writing within 24 hours of such incident that such strike, sitdown, slowdown, or other interference with or stoppage of work is not authorized by the Union.

(b) Immediately instruct such employees that they are in violation of the Agreement and order them to immediately cease such action.

(c)   Grant such employees no assistance in such action.

Section 21.04. If the Union complies with Section 21.03 there shall be no responsibility on the part of the Union, its officers or representatives.

Section 21.05. If such employees (Section 21.03) do not cease such action immediately upon instructions of the Union, they shall be subject to discipline by the Company, including discharge.

Section 21.06. If there is any question about any individual employee as to his/her participation in a strike, sitdown, slowdown, or other interference with or stoppage of work, and/or the discipline imposed, the matter may be subject to Article 17, Grievance Procedure.


                                  ARTICLE 22

                                 BENEFIT PLANS

Section 22.01. General Retirement Plan (GRP) - The level and type of benefits provided under the existing General Retirement
Plan will be continued during the term of this Agreement.

Section 22.02.     Long Term Disability Plan (LTD)

(a) The level and type of benefits provided under the existing Long Term Disability Plan for bargaining unit employees, as amended by the 1993 Memorandum of Understanding (Benefits), will be continued during the term of this Agreement. All employees awarded long term disability benefits under the plan must make timely application for Social Security Disability Benefits and if benefits are denied, must continue to appeal, in a timely manner, the denial of such benefits unless and until the Company or its agent determines further appeals are no longer necessary. Failure to file timely application or timely appeal(s) for Social Security Disability Benefits or to cooperate with the Company or its agents in such appeal(s) will result in suspension of benefits under the plan. The existing Disability Retirement Plan shall continue in effect only for purposes of coverage for employees who became disabled prior to June 1, 1982.

(b) When an employee with ten (10) or more years of continuous service is unable to perform the regular work of his/her classification because of a physical disability resulting from a non-occupational illness or injury, and such employee has been determined ineligible for benefits under the Long Term Disability Plan for bargaining unit employees, when the Company is notified of such ineligibility, the Company shall endeavor to place the employee in any available work where, in the Company's opinion, the employee can be productive taking into account his/her previous experience, education and the limits of his/her physical disability; however, such placement shall be discussed in advance with the Union. In fulfilling its obligation, the Company may place employees without regard to the posting, seniority or other selection requirements of Article 8. Nothing herein shall preclude the employee from bidding into any available job during this period and the employee shall retain all rights under
      Article 15 of the Labor Agreement.

Section 22.03.  Medical Coverage

(a) The level and type of benefits provided under the existing Medical Plan for bargaining unit employees, as amended by the 1993 Memorandum of Understanding (Benefits), will be continued during the term of this Agreement and shall apply to all bargaining unit employees except those who elect medical coverage under a Health Maintenance Organization plan as described in Section 22.04 below. During the term of this Agreement, all covered employees shall pay the following monthly contribution:

            $10.00 Individual coverage
            $30.00 Family coverage

(b) In the event a Plan member has been paid benefits from the Plan for injuries caused by some person other than the Company or such injured member, the Company may, after a reasonable time, and with the written authorization of the injured member, pursue the subrogated rights of such member against said other person up to the amount it has incurred or paid to or on behalf of the member from the Plan, if the injured member does not pursue his/her remedy. Such injured member shall not unreasonably withhold his/her consent. In the event the member pursues his/her remedy against such third person and receives a judgment or decree or settlement from such third person, the Company shall, under its rights of subrogation, be notified by the member and will be entitled to participate in the judgment or decree or settlement up to the amount it has paid on behalf of the member from the Plan. If the Company receives a settlement, to the extent of the amount it has been paid, the employee shall have his/her "lifetime maximum" restored. It is agreed, however, that the Company shall be paid only from the amount remaining after all expenses, legal fees and court costs, etc. have been paid.

Section 22.04.  Health Maintenance Organizations (HMO) -

(a)   Employees may elect either medical coverage described in
      Section 22.03, or medical coverage under a Health Maintenance Organization (HMO). Employees may make such an election during an annual "open enrollment period" in the last quarter of each year and such election shall be irrevocable during the next calendar year. Employees who elect an HMO plan shall pay the difference in the added monthly premium cost, if any, between the elected coverage in the HMO plan and the applicable monthly premium cost less the applicable employee contribution to PEPCO's Medical Plan in effect on January 1 of each year for medical coverage described in Section 22.03, above.

(b) The Company shall offer the services of a representative group of at least three HMOs. The determination as to which HMO shall be offered under this Section shall be made by the Company taking into account 1) the objective of providing representative HMO options to as many employees as reasonably possible; 2) the requirements of federal law and regulations relating to HMOs; and 3) the need to protect employees and the Company from problems associated with medically or financially deficient HMO administration. If the Company determines to offer an HMO to employees, it shall not be deemed to be an endorsement of the HMO or an assurance from the Company that the employee will receive proper care from the HMO.

(c) An employee who elects HMO medical coverage shall have such medical coverage as his/her exclusive medical coverage and the Company shall have no obligation with regard to the provision of medical benefits or payment thereof, other than payment as described in Section 22.04(a) above.

(d) If any employee is enrolled in an HMO which is no longer made generally available to employees, any employee who is enrolled in such HMO shall be permitted to continue participation in such HMO for one (1) year subject to payment of any applicable contribution.

Section 22.05. Life Insurance - The level and type of benefits provided under the existing Group Life Insurance Plan for bargaining unit employees shall continue during the term of this

Agreement.

Section 22.06. Travel-Accident Insurance - The existing Travel-Accident Insurance coverage (Company paid) for bargaining unit employees will be continued during the term of this Agreement.

Section 22.07. Dental Assistance Plan - The level and type of benefits provided under the existing Dental Assistance Plan for bargaining unit employees, as amended by the 1993 Memorandum of Understanding (Benefits), shall continue during the term of this Agreement.

Section 22.08. Savings Plan - Provided Section 401(k) of the Internal Revenue Code as in effect on the date of this Agreement remains available, the level and type of benefits provided under the existing Savings Plan for bargaining unit employees, as amended by the 1993 Memorandum of Understanding (Benefits), shall continue during the term of this Agreement. The Company will provide a match of 40 Cents for each dollar of participant's contributions to the Plan, up to 6% of base pay.

Section 22.09. Pre-Tax Spending Account - Provided Sections 125 and 129 of the Internal Revenue Code as in effect on the date of this Agreement remains available, the level and type of benefits provided under the existing Pre-Tax Spending Account for bargaining unit employees shall continue during the term of this Agreement.

Section 22.10. Child Care Referral Service - The level and type of benefits provided under the existing Child Care Referral
Service shall continue during the term of this Agreement.

Section 22.11 The method of funding, the election to self-insure any benefit plan described in this Article or the selection of an insurer for any plan shall be entirely within the discretion of the Company, and in the event there is any change from the current insurer(s), the Company shall maintain programs whose overall level and type of benefits are equal to the present programs, if available. Any dividends or reductions in premium rates during the term of this Agreement will accrue to the benefit of the Company.

Section 22.12 The administration of benefit plans described in this Article shall be the responsibility of the Administrative Board of the Company under the direction of the Board of Directors. Such responsibility shall include the selection of trustees, consultants, actuaries, investment managers, or other parties deemed necessary for the orderly operation of the plans. The Company may enter into or amend contracts or agreements with any parties involved with any of the Plans described in this Article such as trustees, insurance carriers, financial institutions, or investment fund managers, in the administration and operation of trusteed, self-funded self-insured, or insured benefit plans, and when necessary, to amend plans and plan documents to reflect operational changes or to secure qualification as appropriate from the Internal Revenue Service.
It shall be the Company's responsibility and authority to determine the extent to which all or any part of any benefit plan is self-funded, trusteed or insured. The Company will annually submit reports to the Union on defined benefit plans in accordance with the Employee Retirement Income Security Act (ERISA).

                                  ARTICLE 23

                            IDENTITY OF PARTIES AND
                              COMPLETE AGREEMENT

Section 23.01. The parties to this Agreement agree that it shall be binding upon them and their successors and assigns.

Section 23.02. It is agreed that in the negotiations leading to the execution of this Agreement each party had full opportunity to propose, present, and discuss all matters concerning relationships between the Company, its employees in the agreed classifications and jobs covered by this Agreement, and the Union. Neither party is obligated to bargain collectively, as regards such employees, with respect to any matter not covered by this Agreement, for the life thereof, except as may be specifically permitted by any reopening clause. Neither party shall have the right, without consent of the other party, to insist upon an addition thereto, change therein or deletion therefrom. Amendments to this Agreement may be made, however, and amendments proposed in writing by one party shall be considered by the other and discussed by the parties jointly; but if, as a result of such negotiations, no amendments are agreed to, the disagreement shall not constitute a dispute subject to
Article 17, Grievance Procedure.

                                  ARTICLE 24

                        DURATION, REOPENING AND RENEWAL

Section 24.01. Except as otherwise specifically provided in this Agreement or accompanying General Memorandum of Understanding and attachments thereto by which this Agreement was established, it shall become effective upon formal signing and shall supersede all prior agreements between the parties; except for the implementation of any change from the previous Agreement which shall occur as may be called for in the Agreement. The Standard Wage Classification shall be implemented as outlined in Sections 24.03, 24.04 and 24.05 of this Article. The term of this Agreement shall be to and including May 31, 2003 and it shall thereafter continue in full force and effect for succeeding periods of 12 calendar months each, unless either party, prior to April 1, 2003, or April 1 of any year thereafter, shall serve written notice upon the other party of its desire to amend and/or to terminate the Agreement as of the following June 1.

(a) In 2002, either party may request to reopen the contract by giving the other party 60 day's notice prior to June 1, 2002. Any such re-opener will be limited to wages and benefits.


Section 24.02. If amendments to the Agreement are so proposed for any such June 1, such notice shall set forth the Articles and Sections of which amendment is desired and the nature of the proposed amendments. If, following negotiations on such amendments, agreement is not reached by June 1, either party may thereafter terminate this Agreement at any time by giving 48 hours' written notice thereof to the other.

Section 24.03. The Wage and Salary Schedule included in the Standard Wage Classification which constitutes Annex A to this Agreement shall become effective as of the date set forth in said Annex A, for all employees in the bargaining unit who are not covered by Section 24.04 below with each such employee's wage or salary rate, as the case may be, thereupon being changed to the applicable rate shown in Annex A for such employee's progression step in his/her Pay Grade.

Section 24.04.     Other provisions of this Agreement
notwithstanding, a wage increase of any type shall not become effective prior to the start of a pay period during which the employee records hours of work.

Section 24.05. Only those employees being carried on the Company's payroll as of the date of ratification shall be eligible for any retroactive payment as they may be otherwise entitled.

      IN WITNESS THEREOF, the Company and the Union have respectfully caused this Agreement, constituting the entire agreement between the parties with respect to the collective bargaining agreement, to be signed by their proper and duly authorized officials, this 8th day of December 1998.

Washington, D.C.


                        POTOMAC ELECTRIC POWER COMPANY



Group Vice President -                    /S/ Anthony S. Macerollo
Corporate Services

Manager - Industrial Relations &          /S/ William J. Wolverton
  Employee Benefits

Supervisor - Labor Relations              /S/ Michael J. Sullivan, Jr.

                               LOCAL UNION #1900
                           INTERNATIONAL BROTHERHOOD
                             OF ELECTRICAL WORKERS



President/Financial Secretary             /S/ James L. Hunter
                                          /S/ John A. Coleman
                                          /S/ John L. Holt
                                          /S/ Lionel Briscoe

      IN WITNESS THEREOF, the Company and the Union have respectfully caused this Agreement, constituting the entire agreement between the parties with respect to the collective bargaining agreement, to be signed by their proper and duly authorized officials, this 8th day of December 1998.

Washington, D.C.


                        POTOMAC ELECTRIC POWER COMPANY


                                       /s/Anthony S. Macerollo
Group Vice President -                    ______________________
Corporate Services                        Anthony S. Macerollo

                                      /s/ William J. Wolverton
Manager - Industrial Relations &          ______________________
  Employee Benefits                       William J. Wolverton

                                      /s/ Michael J. Sullivan, Jr.
Supervisor - Labor Relations              ______________________
                                          Michael J. Sullivan, Jr.

                               LOCAL UNION #1900
                           INTERNATIONAL BROTHERHOOD
                             OF ELECTRICAL WORKERS


                                       /s/James L. Hunter
President/Financial Secretary             _________________________
                                          James L. Hunter

                                       /s/John A. Coleman
                                          _________________________
                                          John A. Coleman

                                       /s/John L. Holt
                                          _________________________
                                          John L. Holt

                                       /s/Lionel Briscoe
                                          _________________________
                                          Lionel Briscoe

                        WAGE SCHEDULE FOR
                   HOURLY RATE CLASSIFICATIONS

                    Effective January 1, 1999

         PAY
        GRADE                 DOLLARS PER HOUR

           4    8.50      8.76      9.01      9.27      9.53

           6   11.11     11.62     11.85     12.04     12.52

           7   12.24     12.44     12.63     12.83     12.99

           8   12.63     12.83     12.99     13.21     13.41

           9   13.67     13.82     14.08     14.30     14.44

          10   14.82     15.07     15.29     15.56     15.74

          11   15.45     15.68     15.94     16.16     16.37

          12   17.06     17.31     17.54     17.77     18.04

          13   19.12     19.39     19.55     19.84     20.10

          14   20.12     20.41     20.68     20.96     21.19

          15   20.97     21.30     21.55     21.81     22.13

          15-A                                         22.62

          16   22.13     22.41     22.63     22.96     23.26

          17   23.38     23.68     23.94     24.22     24.50

          18   24.72     25.04     25.26     25.51     25.87

          19   26.13     26.38     26.64     26.93     27.24

          20   27.48     27.78     28.02     28.31     28.62

          Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

                        WAGE SCHEDULE FOR
                   HOURLY RATE CLASSIFICATIONS

                     effective May 29, 2000


         PAY
        GRADE                 DOLLARS PER HOUR

          4     8.76      9.02      9.28      9.55      9.82

          6    11.44     11.97     12.21     12.40     12.90

          7    12.61     12.81     13.01     13.21     13.38

          8    13.01     13.21     13.38     13.61     13.81

          9    14.08     14.23     14.50     14.73     14.87

          10   15.26     15.52     15.75     16.03     16.21

          11   15.91     16.15     16.42     16.64     16.86

          12   17.57     17.83     18.07     18.30     18.58

          13   19.69     19.97     20.14     20.44     20.70

          14   20.72     21.02     21.30     21.59     21.83

          15   21.60     21.94     22.20     22.46     22.79

          15-A                                         23.30

          16   22.79     23.08     23.31     23.65     23.96

          17   24.08     24.39     24.66     24.95     25.24

          18   25.46     25.79     26.02     26.28     26.65

          19   26.91     27.17     27.44     27.74     28.06

          20   28.30     28.61     28.86     29.16     29.48

          Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

                        WAGE SCHEDULE FOR
                   HOURLY RATE CLASSIFICATIONS

                     effective May 29, 2001


         PAY
        GRADE                 DOLLARS PER HOUR

          4     9.02      9.29      9.56      9.84     10.11

          6    11.78     12.33     12.58     12.77     13.29

          7    12.99     13.19     13.40     13.61     13.78

          8    13.40     13.61     13.78     14.02     14.22

          9    14.50     14.66     14.94     15.17     15.32

          10   15.72     15.99     16.22     16.51     16.70

          11   16.39     16.63     16.91     17.14     17.37

          12   18.10     18.36     18.61     18.85     19.14

          13   20.28     20.57     20.74     21.05     21.32

          14   21.34     21.65     21.94     22.24     22.48

          15   22.25     22.60     22.87     23.13     23.47

          15-A                                         24.00

          16   23.47     23.77     24.01     24.36     24.68

          17   24.80     25.12     25.40     25.70     26.00

          18   26.22     26.56     26.80     27.07     27.45

          19   27.72     27.99     28.26     28.57     28.90

          20   29.15     29.47     29.73     30.03     30.36

          Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

                        WAGE SCHEDULE FOR
                   HOURLY RATE CLASSIFICATIONS

                     effective May 29, 2002*


         PAY
        GRADE                 DOLLARS PER HOUR

          4     9.29      9.57      9.85     10.14     10.41

          6    12.13     12.70     12.96     13.15     13.69

          7    13.38     13.59     13.80     14.02     14.19

          8    13.80     14.02     14.19     14.44     14.65

          9    14.94     15.10     15.39     15.63     15.78

          10   16.19     16.47     16.71     17.01     17.20

          11   16.88     17.13     17.42     17.65     17.89

          12   18.64     18.91     19.17     19.42     19.71

          13   20.89     21.19     21.36     21.68     21.96

          14   21.98     22.30     22.60     22.91     23.15

          15   22.92     23.28     23.56     23.82     24.17

          15-A                                         24.72

          16   24.17     24.48     24.73     25.09     25.42

          17   25.54     25.87     26.16     26.47     26.78

          18   27.01     27.36     27.60     27.88     28.27

          19   28.55     28.83     29.11     29.43     29.77

          20   30.02     30.35     30.62     30.93     31.27

          Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

          *Rates effective unless wage re-opener requested.

                        WAGE SCHEDULE FOR
                   WEEKLY RATE CLASSIFICATIONS

                    effective January 1, 1999


           PAY
          GRADE         DOLLARS PER WEEK

            1     427.50    452.50    460.50    472.75    489.75

            2     463.75    488.50    499.00    508.50    528.00

            3     553.25    564.25    569.75    576.00    586.50

            4     600.50    612.50    622.50    637.25    645.50

            5     667.25    681.50    695.25    705.50    716.25

            6     764.50    778.25    789.75    801.50    812.50

            7     831.75    845.75    856.75    869.50    880.75

            8     879.50    896.75    910.75    928.75    940.25

            9     955.50    973.50    992.00   1017.25   1034.75

          9-A    1055.50   1073.75   1094.00   1117.25   1136.25

          Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

                        WAGE SCHEDULE FOR
                   WEEKLY RATE CLASSIFICATIONS

                     effective May 31, 2000


         PAY
        GRADE           DOLLARS PER WEEK

          1   440.25    466.00    474.25    487.00    504.50

          2   477.75    503.25    514.00    523.75    543.75

          3   569.75    581.25    586.75    593.25    604.00

          4   618.50    631.00    641.25    656.25    664.75

          5   687.25    702.00    716.00    726.75    737.75

          6   787.50    801.50    813.50    825.50    837.00

          7   856.75    871.00    882.50    895.50    907.25

          8   906.00    923.75    938.00    956.50    968.50

          9   984.25   1002.75   1021.75   1047.75   1065.75

          9-A 1087.25  1106.00   1126.75   1150.75   1170.25

          Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

                        WAGE SCHEDULE FOR
                   WEEKLY RATE CLASSIFICATIONS

                     effective May 31, 2001


         PAY
        GRADE           DOLLARS PER WEEK

        1    453.50    480.00     488.50    501.50     519.75

        2    492.00    518.25     529.50    539.50     560.00

        3    586.75    598.75     604.25    611.00     622.00

        4    637.00    650.00     660.50    676.00     684.75

        5    707.75    723.00     737.50    748.50     760.00

        6    811.25    825.50     838.00    850.25     862.00

        7    882.50    897.25     909.00    922.25     934.50

        8    933.25    951.50     966.25    985.25     997.50

        9   1013.75   1032.75    1052.50   1079.25    1097.75

        9-A  1119.75  1139.25    1160.50   1185.25    1205.25


        Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

                        WAGE SCHEDULE FOR
                   WEEKLY RATE CLASSIFICATIONS

                     effective May 31, 2002*


         PAY
        GRADE           DOLLARS PER WEEK

        1    467.00    494.50    503.25    516.50      535.25

        2    506.75    533.75    545.50    555.75      576.75

        3    604.25    616.75    622.50    629.25      640.75

        4    656.00    669.50    680.25    696.25      705.25

        5    729.00    744.75    759.75    771.00      782.75

        6    835.50    850.25    863.25    875.75      887.75

        7    909.00    924.25    936.25    950.00      962.50

        8    961.25    980.00    995.25   1014.75     1027.50

        9   1044.25   1063.75   1084.00   1111.75     1130.75

        9-A 1153.25   1173.50   1195.25   1220.75     1241.50


        Consideration for time and merit progression through step rates in each Pay Grade at 6-month intervals.

        *Rates effective unless wage re-opener requested.

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

       CUSTOMER SERVICES AND POWER DELIVERY BUSINESS UNIT

                     CUSTOMER SERVICES GROUP

                    METERS SERVICES DIVISION

                    Meter Installation & Test

013040 Meter Electronic Technician A .................... 18
013726 Meter Electronic Technician B .................... 16
013066 Meter Electronic Technician C .................... 12

013017 Meter Laboratory Technician ...................... 17

013039 High Tension Field Meter Tester .................. 17
013041 Field Meter Tester A ............................. 15
013044 Laboratory Meter Tester A ........................ 15
013042 Field Meter Tester B ............................. 13
013045 Laboratory Meter Tester B ........................ 11

013090 Meter Installation Technician .................... 16
013047 Meter Installer A ................................ 15
013048 Meter Installer B ................................ 12
013043 Field Meter Tester/Installer C ................... 10
013046 Laboratory Meter Tester/Installer C ..............  8
013062 Helper ...........................................  6

013010 Meter Repairer A ................................. 15

013050 Equipment Service Technician A ** ................ 15

                          Meter Reading

015001 Special Meter Reader ............................. 13
015002 Meter Reader ..................................... 12

       CUSTOMER SERVICES OPERATIONS & ACCOUNTING DIVISION

                         Customer Credit

024002 Collection Specialist ............................ 15
024001 Collector ........................................ 14
024013 Collection Order Dispatcher ...................... 14


**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                    POWER DISTRIBUTION GROUP

                   Distribution Field Support

141064 Gardener A ....................................... 12
141065 Gardener B .......................................  9

                   Customer Reliability & Test

027010 Lead Transmission & Distribution Tester .......... 19

027001 Lead Distribution Tester ......................... 18
027011 Distribution Tester A ............................ 16
027020 Lead Transformer Tester .......................... 18
027021 Transformer Tester A ............................. 16
027030 Transmission & Distribution Tester B ............. 14
027031 Transmission & Distribution Tester C ............. 11
027032 Transmission & Distribution Tester D .............  9
027033 Helper ...........................................  6

027050 Utility Mechanic A** ............................. 11
027051 Utility Mechanic B** .............................  6


               FORESTVILLE SERVICE CENTER DIVISION

                   Forestville Service Center

413020 Lead Line Mechanic ............................... 18
413027 Qualified Line Mechanic .......................... 16
413004 Line Mechanic A .................................. 14
413005 Line Mechanic B .................................. 13
413006 Line Mechanic C ..................................  9
413017 Helper ...........................................  6

413014 Trouble Assistant/Street Light Replacer A ........ 12
413012 Trouble Assistant/Street Light Replacer B ........  9

413007 Service Line Mechanic ............................ 14

413021 Overhead Equipment Operator ...................... 14

413082 Service Inspector ................................ 13

413035 Truck Driver-Ground Helper-Boat Operator ......... 13
413010 Truck Driver-Ground Helper A ..................... 12
413013 Truck Driver-Ground Helper B .....................  6



**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

               Forestville Service Center (Cont')


413063 Truck Driver B ...................................  8

413040 Utility Mechanic A** ............................. 11
413041 Utility Mechanic B** .............................  6

                ROCKVILLE SERVICE CENTER DIVISION

                    Rockville Service Center

412220 Lead Line Mechanic - Rockville ................... 18
412227 Qualified Line Mechanic - Rockville .............. 16
412204 Line Mechanic A  - Rockville ..................... 15
412205 Line Mechanic B  - Rockville ..................... 14
412206 Line Mechanic C  - Rockville .....................  9
412017 Helper  - Rockville ..............................  6

412210 Truck Driver-Ground Helper A  - Rockville ........ 12
412213 Truck Driver-Ground Helper B  - Rockville ........  6

                 BENNING SERVICE CENTER DIVISION

                     Benning Service Center

411002 Lead Construction Mechanic ....................... 18
411001 Construction Mechanic ............................ 17
411010 Conduit Crew Leader .............................. 15

411005 Conduit Equipment Operator ....................... 14
411003 Compressor Operator ..............................  9

411004 Conduit Installer A .............................. 13
411006 Conduit Installer B ..............................  9
411061 Conduit Installer C ..............................  6

411064 Truck Driver Conduit .............................  9
411063 Truck Driver B ...................................  8

411075 Conduit Line Locator** ........................... 13

411040 Utility Mechanic A** ............................. 11
411041 Utility Mechanic B** .............................  6

411019 Lead Cable Splicer/Mechanic Pressurized Systems .. 18
411022 Lead Cable Splicer/Mechanic ...................... 18



**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                 Benning Service Center (Cont'd)

411001 Cable Splicer/Mechanic A ......................... 16
411002 Cable Splicer/Mechanic B ......................... 14
411006 Cable Splicer/Mechanic C ......................... 13
411020 Cable Splicer/Mechanic D .........................  9
411062 Helper ...........................................  6

411082 Service Inspector ................................ 13

411012 Materials Handler/Crane Operator ................. 13

411004 Underground Lines Training Assistant** ........... 17


                   TRANSMISSION BUSINESS UNIT

           TRANSMISSION OPERATIONS & MAINTENANCE GROUP

          SUBSTATION OPERATIONS & MAINTENANCE DIVISION

               Substation Operations & Maintenance

051001 Lead Substation Technician - Maintenance ......... 19
051002 Sr. Substation Technician - Maintenance .......... 17
051003 Substation Technician - Maintenance .............. 15
051004 Substation Technician Trainee III - Maintenance .. 12

051007 Lead Substation Technician - Operations .......... 19
051008 Sr. Substation Technician - Operations ........... 17
051009 Substation Technician - Operations ............... 15
051010 Substation Technician Trainee III - Operations ... 12

051017 Lead Substation Technician - Test ................ 19
051018 Sr. Substation Technician - Test ................. 17
051019 Substation Technician - Test ..................... 15
051020 Substation Technician Trainee III - Test ......... 12

051005 Substation Technician Trainee II .................  8
051006 Substation Technician Trainee I ..................  4

              SYSTEM PROTECTION & CONTROL DIVISION

                         Substation Test

052007 Test Specialist .................................. 20
052001 Relay Tester A ................................... 17
052008 Relay Tester B ................................... 14
052003 Relay Tester C ...................................  9
052021 Helper ...........................................  6


**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                     SPC Planning & Analysis

145055 Laboratory Technician A .......................... 15
145054 Laboratory Technician B .......................... 13
145053 Laboratory Technician C ..........................  8

                   TELECOMMUNICATIONS DIVISION

                    Microwave & Fibre Optics

199022 Radio Frequency Interference Investigator ........ 18
199044 Instrument and Equipment Technician A ............ 17

199010 Lead Electronic Technician ....................... 20
199005 Electronic Technician A .......................... 17
199006 Electronic Technician B .......................... 14
199009 Electronic Technician C ..........................  9
199018 Helper ...........................................  6

        TRANSMISSION SYSTEMS OPERATIONS & SERVICES GROUP

                 CONTROL CENTER SYSTEMS DIVISION

                     Control Systems Support

065020 System Service Specialist ........................ 20
065021 System Service Technician A ...................... 17
065022 System Service Technician B ...................... 14

065010 Lead System Service Mechanic ..................... 17
065011 System Service Mechanic A ........................ 15
065012 System Service Mechanic B ........................ 13
065013 System Service Mechanic C ........................  9
065014 Helper ...........................................  6

065001 Lead Building Attendant ..........................  9
065002 Building Attendant A .............................  6


          TRANSMISSION ENGINEERING & CONSTRUCTION GROUP

     TRANSMISSION CONSTRUCTION & PROJECT MANAGEMENT DIVISION

         Transmission Construction & Project Management

179040 Construction Crew Leader ......................... 19
179041 Sr. Construction Electrical Mechanic ............. 17
179042 Construction Electrical Mechanic ................. 15
179043 Construction Elec. Mechanic Trainee III .......... 12
179044 Construction Elec. Mechanic Trainee II ...........  8
179045 Construction Elec. Mechanic Trainee I ............  4

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                    GENERATION BUSINESS UNIT

                GENERATION OPERATIONS WEST GROUP

                   Benning Generating Station

021022 System Technician ................................ 20
021021 Control Technician ............................... 19

021108 Senior Plant Technician .......................... 17
021106 Plant Technician ................................. 15
021041 Plant Technician Trainee III ..................... 12
021042 Plant Technician Trainee II ......................  8
021043 Plant Technician Trainee I .......................  4

021044 Control Room Operator ............................ 17

021015 Parts Specialist ................................. 15

021097 Plant Toolkeeper A ............................... 12
021086 Plant Toolkeeper B ............................... 11

021140 Operating Technician A (Buzzard Pt) .............. 17
021141 Operating Technician B (Buzzard Pt) .............. 15
021142 Operating Technician C (Buzzard Pt) .............. 13
021143 Operating Technician D (Buzzard Pt) ..............  9
021144 Helper (Buzzard Pt) ..............................  6

                Potomac River Generating Station

095022 System Technician ................................ 20
095021 Control Technician ............................... 19

095108 Senior Plant Technician .......................... 17
095106 Plant Technician ................................. 15
095041 Plant Technician Trainee III ..................... 12
095042 Plant Technician Trainee II ......................  8
095043 Plant Technician Trainee I .......................  4

095051 Senior Fuel & Ash Technician ..................... 16
095052 Fuel & Ash Technician ............................ 14
095053 Fuel & Ash Technician Trainee III ................ 12
095057 Fuel & Ash Technician Trainee II .................  8
059059 Fuel & Ash Technician Trainee I ..................  4

095101 Senior Maintenance Technician .................... 17
095102 Maintenance Technician ........................... 15
095105 Maintenance Technician - Trainee III ............. 12
095103 Maintenance Technician - Trainee II ..............  8
095048 Maintenance Technician - Trainee I ...............  4

095044 Control Room Operator ............................ 17

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

            Potomac River Generating Station (Cont'd)

095015 Parts Specialist ................................. 15

095097 Plant Toolkeeper A ............................... 12
095086 Plant Toolkeeper B ............................... 11

095009 Lead Laboratory Technician** ..................... 16
095004 Laboratory Technician A .......................... 15
095006 Laboratory Technician B .......................... 13
095007 Laboratory Technician C ..........................  8
095008 Helper ...........................................  6

                  Dickerson Generating Station

096022 System Technician ................................ 20
096021 Control Technician ............................... 19

096108 Senior Plant Technician .......................... 17
096106 Plant Technician ................................. 15
096041 Plant Technician Trainee III ..................... 12
096042 Plant Technician Trainee II ......................  8
096043 Plant Technician Trainee I .......................  4

096051 Senior Fuel & Ash Technician ..................... 16
096052 Fuel & Ash Technician ............................ 14
096053 Fuel & Ash Technician Trainee III ................ 12
096057 Fuel & Ash Technician Trainee II .................  8
096059 Fuel & Ash Technician Trainee I ..................  4

096101 Senior Maintenance Technician .................... 17
096102 Maintenance Technician ........................... 15
096105 Maintenance Technician - Trainee III ............. 12
096103 Maintenance Technician - Trainee II ..............  8
096048 Maintenance Technician - Trainee I ...............  4

096044 Control Room Operator ............................ 17

096015 Parts Specialist ................................. 15

096097 Plant Toolkeeper A ............................... 12
096086 Plant Toolkeeper B ............................... 11

096009 Lead Laboratory Technician** ..................... 16
096004 Laboratory Technician A .......................... 15
096006 Laboratory Technician B .......................... 13
096007 Laboratory Technician C ..........................  8
096008 Helper ...........................................  6




**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                GENERATION OPERATIONS EAST GROUP

                 Chalk Point Generating Station

089022 System Technician ................................ 20
089021 Control Technician ............................... 19

089108 Senior Plant Technician .......................... 17
089106 Plant Technician ................................. 15
089041 Plant Technician Trainee III ..................... 12
089042 Plant Technician Trainee II ......................  8
089043 Plant Technician Trainee I .......................  4

089051 Senior Fuel & Ash Technician ..................... 16
089052 Fuel & Ash Technician ............................ 14
089053 Fuel & Ash Technician Trainee III ................ 12
089057 Fuel & Ash Technician Trainee II .................  8
089059 Fuel & Ash Technician Trainee I ..................  4

089044 Control Room Operator ............................ 17

089015 Parts Specialist ................................. 15

089097 Plant Toolkeeper A ............................... 12
089086 Plant Toolkeeper B ............................... 11

089009 Lead Laboratory Technician** ..................... 16
089004 Laboratory Technician A .......................... 15
089006 Laboratory Technician B .......................... 13
089007 Laboratory Technician C ..........................  8
089008 Helper ...........................................  6

                  Morgantown Generating Station

093022 System Technician ................................ 20
093021 Control Technician ............................... 19

093108 Senior Plant Technician .......................... 17
093106 Plant Technician ................................. 15
093041 Plant Technician Trainee III ..................... 12
093042 Plant Technician Trainee II ......................  8
093043 Plant Technician Trainee I .......................  4

093051 Senior Fuel & Ash Technician ..................... 16
093052 Fuel & Ash Technician ............................ 14
093053 Fuel & Ash Technician Trainee III ................ 12
093057 Fuel & Ash Technician Trainee II .................  8
093059 Fuel & Ash Technician Trainee I ..................  4



**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

             Morgantown Generating Station (Cont'd)

093044 Control Room Operator ............................ 17

093015 Parts Specialist ................................. 15

093097 Plant Toolkeeper A ............................... 12
093086 Plant Toolkeeper B ............................... 11

093009 Lead Laboratory Technician** ..................... 16
093004 Laboratory Technician A .......................... 15
093006 Laboratory Technician B .......................... 13
093007 Laboratory Technician C ..........................  8
093008 Helper                                              6

       GENERATING ENGINEERING & MAINTENANCE SERVICES GROUP

                       Production Services

155101 Senior Maintenance Technician .................... 17
155102 Maintenance Technician ........................... 15
155105 Maintenance Technician - Trainee III ............. 12
155103 Maintenance Technician - Trainee II ..............  8
155048 Maintenance Technician - Trainee I ...............  4

155007 Parts Specialist ................................. 15

155097 Plant Toolkeeper A ............................... 12
155086 Plant Toolkeeper B ............................... 11

                Performance & Technical Services

171052 Condition Monitoring Technician A ................ 19
171051 Condition Monitoring Technician B ................ 17

                           Metallurgy

172060 Metallurgical Laboratory Technician .............. 16

                CORPORATE SERVICES BUSINESS UNIT

                GENERAL SERVICES/MATERIALS GROUP

               General Services/Materials Support

340340 Lead Messenger ...................................  9
340025 Mobile Messenger .................................  8
340341 Messenger ........................................  6


**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                         Fleet Services

017004 Lead Automotive Mechanic ......................... 17
017001 Automotive Mechanic A ............................ 16
017002 Automotive Mechanic B ............................ 13
017003 Automotive Mechanic C ............................  8
017062 Helper ...........................................  6

017011 Service Specialist A .............................  9
017012 Service Specialist B .............................  8
017009 Garage Attendant A ...............................  7
017007 Garage Attendant B ...............................  6

017040 Utility Mechanic A** ............................. 11
017041 Utility Mechanic B** .............................  6

              FACILITY & SECURITY SERVICES DIVISION

                          General Shops

005004 Lead Shop Mechanic ..............................  17
005001 Shop Mechanic A .................................  15
005002 Shop Mechanic B .................................  13
005003 Shop Mechanic C .................................   9
005062 Helper ..........................................   6

005006 Sign Painter ....................................  15A

005007 Painter A ........................................ 15
005008 Painter B ........................................ 13
005009 Painter C ........................................  9
005010 Helper ...........................................  6

005040 Utility Mechanic A** ............................. 11
005041 Utility Mechanic B** .............................

                  Facility & Security Services

043015 Lead Building Engineer ........................... 15
043002 Building Engineer A .............................. 14
043006 Building Engineer B .............................. 13
043007 Building Engineer C ..............................  9
043020 Helper ...........................................  6

043016 Lead Building Electrician ........................ 17
043017 Building Electrician A ........................... 14
043018 Building Electrician B ........................... 13
043011 Building Electrician C ...........................  9
043019 Helper ...........................................  6

043001 Lead Building Attendant ..........................  9
043004 Building Attendant ...............................  6

**Restricted Roster

                                     HOURLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                   MATERIALS SERVICES DIVISION

                             Stores

016021 Lead Handler/Disposal Specialist /1 .............. 16

016022 Specialized Carrier /2 ........................... 16
016030 Material Handler/Driver /3 ....................... 15

016002 Stock Handler A .................................. 14
016003 Stock Handler B .................................. 11
016004 Stock Handler C ..................................  8
016062 Stock Handler-Helper .............................  6

016006 Equipment Operator A ............................. 14
016008 Equipment Operator B ............................. 11
016063 Material Handler .................................  8
016061 Helper ...........................................  6

016040 Utility Worker A** ............................... 11
016041 Utility Worker B** ...............................  6

                        Waste Management

229021 Lead Handler/Disposal Specialist ................. 16

229002 Stock Handler A .................................. 14
229003 Stock Handler B .................................. 11
229004 Stock Handler C ..................................  8
229062 Stock Handler - Helper ...........................  6

229022 Specialized Carrier .............................. 16

                     COMPUTER SERVICES GROUP

                    CLIENT SERVICES DIVISION

                        Network Services

336070 Telecommunications Technician .................... 17
337071 Associate Telecommunications Technician .......... 13


(1) Promotion to this position will be from job #016030 or 016002.
(2) Promotion to this position will be from job #016030 or 016016.
(3) Promotion to this position will be from job #016002 or 016006.

**Restricted Roster

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


              CUSTOMER SERVICES AND POWER DELIVERY
                          BUSINESS UNIT

         CUSTOMER SERVICES AND POWER DISTRIBUTION GROUP

             DISTRIBUTION SYSTEM OPERATIONS DIVISION

              Distribution Control Room Operations

417008   Complaint Dispatcher A..........................  8
417009   Complaint Dispatcher B..........................  6

                 Distribution Operations Support

418002   System Operations Aide A .......................  8
418003   System Operations Aide B .......................  7
418010   System Operations Aide C .......................  6


                     CUSTOMER SERVICES GROUP

                     METER SERVICES DIVISION

                   Meters Installation & Test

013020   Lead Meters Aide ...............................  8
013725   Meters Aide A ..................................  6
013022   Meters Aide B ..................................  4
013023   Meters Clerk ...................................  2

013031   Computer Applications Assistant ................  5

013011   Data Input Clerk A - Special ...................  4
013012   Data Input Clerk B - Special ...................  3

                          Meter Reading

015005   Regional Accounts Clerk/Machine Operator .......  5
015006   Regional Accounts Clerk ........................  3
015007   Route Clerk ....................................  3
015064   Clerk-Typist A .................................  2
015065   Clerk-Typist B .................................  1

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


     CUSTOMER SERVICES ADMINISTRATIVE & DEVELOPMENT DIVISION

                  Customer Services Development

037002   Schedule Analyst ...............................  7

037013   System Development Representative A ............  7
037014   System Development Representative B ............  5

037080   General Clerk ..................................  1

           Customer Services Administration & Training

049021   Lead Representative (Special Investigations) ...  8

049020   Special Investigations Representative ..........  7

       CUSTOMER SERVICES OPERATIONS & ACCOUNTING DIVISION

                         Customer Credit

024015   Senior Credit Analyst ..........................  7
024016   Credit Analyst A ...............................  6
024017   Credit Analyst B ...............................  4
024018   Senior Delinquent Accounts Clerk ...............  3
024027   Delinquent Accounts Clerk ......................  1

024047   Data Input Clerk ...............................  3
024064   Clerk-Typist A .................................  2

                       Revenue Accounting

028081   Lead CIS Processing Analyst ....................  7
028082   CIS Processing Analyst A .......................  6
028083   CIS Processing Analyst B .......................  5
028084   CIS Processing Analyst C .......................  4
028085   CIS Processing Analyst D .......................  3

028020   Meters Aide A ..................................  6
028021   Meters Aide B ..................................  4

028047   Data Input Clerk B .............................  3
028064   Clerk-Typist A .................................  2

028010   Computer Applications Specialist ...............  9
028011   Computer Applications Assistant ................  5

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                    Customer Operations

083022   Data Input Clerk A .............................  4
083023   Data Input Clerk B .............................  3

083001   Lead Service Representative  ...................  7
083033   Service Representative A .......................  6
083034   Service Representative B .......................  4

083024   Receptionist ...................................  3

083041   Telephone Operator A ...........................  3
083042   Telephone Operator B ...........................  2

                Billing Services & Investigations

306004   Lead Representative (Account Investigation) ....  8

306021   Account Investigation Representative A .........  7
306020   Account Investigation Representative B .........  5
306010   Account Investigation Representative C .........  4

306011   Account Investigations Assistant** .............  5

306001   Lead Representative (Billing Maintenance) ......  6
306002   Billing Maintenance Analyst ....................  5
306006   Billing Maintenance Representative A ...........  4
306005   Billing Maintenance Representative B ...........  3

306047   Data Input Clerk B .............................  3
306064   Clerk-Typist A .................................  2
306065   Clerk-Typist B .................................  1

                   CUSTOMER DESIGN DC DIVISION

                       Customer Design DC

054044   Field Technician A .............................  9
054041   Field Technician B .............................  8
054042   Field Technician C .............................  7
054043   Field Technician D .............................  5
054018   Field Assistant ................................  2

054085   Technical Assistant A ..........................  9
054084   Technical Assistant B ..........................  8
054083   Technical Assistant C ..........................  6
054082   Technical Assistant D ..........................  4

054081   Technical Clerk ................................  2

054075   Service Security Assistant** ...................  7

**Restricted Roster

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                   Customer Design DC (Cont'd)

054003   Customer Engineering Representative ............  9
054010   Builder Service Representative .................  7
054011   Customer Engineering Assistant .................  5

054007   Processing & Liaison Clerk .....................  7
054017   Customer Engineering Clerk A ...................  6
054004   Customer Engineering Clerk B ...................  5
054005   Customer Engineering Clerk C ...................  4
054033   Data Input Clerk B .............................  3
054064   Clerk-Typist A .................................  2
054065   Clerk-Typist B .................................  1

054080   General Clerk ..................................  1


                   CUSTOMER DESIGN MD DIVISION

                       Customer Design MD


039044   Field Technician A .............................  9
039041   Field Technician B .............................  8
039042   Field Technician C .............................  7
039043   Field Technician D .............................  5
039018   Field Assistant ................................  2

039085   Technical Assistant A ..........................  9
039084   Technical Assistant B ..........................  8
039083   Technical Assistant C ..........................  6
039082   Technical Assistant D ..........................  4

039081   Technical Clerk ................................  2

039039   Right-of-Way Representative ....................  8

039003   Customer Engineering Representative ............  9
039010   Builder Service Representative .................  7
039011   Customer Engineering Assistant .................  5

039007   Processing & Liaison Clerk .....................  7
039017   Customer Engineering Clerk A ...................  6
039004   Customer Engineering Clerk B ...................  5
039005   Customer Engineering Clerk C ...................  4
039033   Data Input Clerk B .............................  3
039064   Clerk-Typist A .................................  2
039065   Clerk-Typist B .................................  1

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                    POWER DISTRIBUTION GROUP

               Distribution Administrative Support

004034   Technical Aide A ...............................  8
004035   Technical Aide B ...............................  7
004036   Technical Aide C ...............................  6
004082   Technical Aide D ...............................  4

004015   Lead ESO&C Aide ................................  8
004017   ESO&C Aide A ...................................  6
004019   ESO&C Aide B ...................................  4
004081   ESO&C Aide C ...................................  2

004025   Lead Administration Assistant ..................  6
004026   Administration Assistant A .....................  5
004027   Administration Assistant B .....................  4
004005   Administration Assistant C .....................  3

004030   Lead Data/Program Coder ........................  7
004031   Data/Program Coder A ...........................  6

004004   Lead Data Processing Aide ......................  7
004033   Data Processing Aide A .........................  5
004007   Data Processing Aide B .........................  4
004010   Data Processing Aide C .........................  3

004721   Data Input Clerk A .............................  4
004029   Data Input Clerk B .............................  3
004064   Clerk-Typist A .................................  2
004065   Clerk-Typist B .................................  1

                   Customer Reliability & Test

027040   Transmission & Distribution Test Aide A ........  8
027041   Transmission & Distribution Test Aide B ........  7
027042   Transmission & Distribution Test Aide C ........  6


        DISTRIBUTION ENGINEERING & CONSTRUCTION DIVISION

             Distribution Engineering & Construction

006011   Prior Rights Aide A ............................  8
006012   Prior Rights Aide B ............................  6

006085   Technical Assistant A ..........................  9
006084   Technical Assistant B ..........................  8
006083   Technical Assistant C ..........................  6
006082   Technical Assistant D ..........................  4

006081   Technical Clerk ................................  2

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


        Distribution Engineering & Construction (Cont'd)


006038   Computer Applications Assistant A ..............  7
006040   Computer Applications Assistant B ..............  5

006044   Field Technician A .............................  9
006041   Field Technician B .............................  8
006042   Field Technician C .............................  7
006043   Field Technician D .............................  5
006045   Field Technician E .............................  4
006018   Field Assistant ................................  2

006019   Specialist Surveyor ............................  9
006020   Surveyor A .....................................  8
006021   Surveyor B .....................................  7
006022   Surveyor C .....................................  4

006039   Right-of-Way Representative A ..................  8
006029   Right-of-Way Representative B ..................  6

006062   Clerk-Stenographer C ...........................  3
006063   Clerk-Stenographer D ...........................  2



                   TRANSMISSION BUSINESS UNIT

                     RESOURCE PLANNING GROUP

                    Electric System Planning

014085   Technical Assistant A ..........................  9
014084   Technical Assistant B ..........................  8
014083   Technical Assistant C ..........................  6
014082   Technical Assistant D ..........................  4

014081   Technical Clerk ................................  2

014062   Clerk Stenographer C ...........................  3
014063   Clerk Stenographer D ...........................  2

                          Office of VP

170085   Technical Assistant A ..........................  9
170084   Technical Assistant B ..........................  8
170083   Technical Assistant C ..........................  6
170082   Technical Assistant D ..........................  4

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                    ENERGY PLANNING DIVISION

                     Energy Systems Planning

311085   Technical Assistant A ..........................  8
311084   Technical Assistant B ..........................  7
311083   Technical Assistant C ..........................  6
311082   Technical Assistant D ..........................  4

311081   Technical Clerk ................................  2


         Transmission System Operations & Services Group

                 TRANSMISSION SERVICES DIVISION

                      Transmission Planning

309086   Technical Assistant A** ........................  9

             TRANSMISSION SYSTEM OPERATIONS DIVISION

              Transmission Control Room Operations

020008   Complaint Dispatcher A .........................  8
020009   Complaint Dispatcher B .........................  6
020020   Complaint Dispatcher C .........................  4

020002   System Operations Aide A .......................  8
020003   System Operations Aide B .......................  7
020010   System Operations Aide C .......................  6
020011   System Operations Aide D .......................  4

020085   Technical Assistant A ..........................  9
020084   Technical Assistant B ..........................  7
020083   Technical Assistant C ..........................  6
020082   Technical Assistant D ..........................  4

           Transmission System Operations Engineering

322002   System Operations Aide A .......................  8
322003   System Operations Aide B .......................  7
322004   System Operations Aide C .......................  6
322005   System Operations Aide D .......................  4




**Restricted Roster

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE



                  CONTROL ROOM SYSTEMS DIVISION

                     Control Systems Support

065006   System Operations Aide A .......................  8
065003   System Operations Aide B .......................  7
065004   System Operations Aide C .......................  6
065005   System Operations Aide D .......................  4

          TRANSMISSION ENGINEERING & CONSTRUCTION GROUP

           TRANSMISSION ENGINEERING & DESIGN DIVISION

                         Design Services

008010   Lead Design Technician, Electrical .............  9A
008001   Design Technician A, Electrical ................  9
008002   Design Technician B, Electrical ................  8
008003   Design Technician C, Electrical ................  6
008004   Drafting Technician, Electrical ................  4
008005   Tracer, Electrical .............................  2

008041   Design Technician A, Mechanical ................  9
008042   Design Technician B, Mechanical ................  8
008043   Drafting Technician A, Mechanical ..............  6
008044   Drafting Technician B, Mechanical ..............  5

008016   Graphic Technician A ...........................  8
008017   Graphic Technician B ...........................  6
008018   Graphic Technician C ...........................  4
008019   Graphic Technician D ...........................  2

008007   Lead Print Reproduction Operator ...............  6
008015   Print Reproduction Operator A ..................  4
008014   Print Reproduction Operator B ..................  2

008024   Records Preservation Clerk A ...................  5
008025   Records Preservation Clerk B ...................  3
008026   Records Preservation Clerk C ...................  2

008039   Drafting File Clerk A ..........................  3
008038   Drafting File Clerk B ..........................  1

008032   Data Input Clerk A .............................  4
008033   Data Input Clerk B .............................  3
008064   Clerk-Typist A .................................  2
008065   Clerk-Typist B .................................  1

008011   Technical File Clerk ...........................  5

008081   Technical Clerk ................................  2

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE

                Transmission Engineering & Design

128085   Technical Assistant A ..........................  9
128084   Technical Assistant B ..........................  8
128083   Technical Assistant C ..........................  6
128082   Technical Assistant D ..........................  4

128062   Clerk Stenographer C ...........................  3
128063   Clerk Stenographer D ...........................  2


     TRANSMISSION CONSTRUCTION & PROJECT MANAGEMENT DIVISION

          Substation & Transmission Project Management

140024   Job Processor Clerk A ..........................  8
140047   Job Processor Clerk B ..........................  7
140026   Job Processor Clerk C ..........................  6
140031   Pricing Clerk A ................................  5
140027   Pricing Clerk B ................................  4
140001   Work Record Clerk ..............................  3

140034   Technical Assistant A ..........................  9
140035   Technical Assistant B ..........................  8
140036   Technical Assistant C ..........................  6
140082   Technical Assistant D ..........................  4

140013   System Analyst A ...............................  8
140014   System Analyst B ...............................  6


           TRANSMISSION OPERATIONS & MAINTENANCE GROUP

              SYSTEM PROTECTION & CONTROL DIVISION

                         Substation Test

052029   Technical Aide A ...............................  8
052034   Technical Aide B ...............................  7
052035   Technical Aide C ...............................  6
052036   Technical Aide D ...............................  4

                   System Protection & Control

125085   Technical Assistant A ..........................  9
125084   Technical Assistant B ..........................  8
125083   Technical Assistant C ..........................  6
125082   Technical Assistant D ..........................  4

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                   TELECOMMUNICATIONS DIVISION

                      Mobile Radio & Paging

198085   Technical Assistant A ..........................  9
198084   Technical Assistant B ..........................  8
198083   Technical Assistant C ..........................  6
198082   Technical Assistant D ..........................  4

                    Microwave & Fibre Optics

199085   Technical Assistant A ..........................  9
199084   Technical Assistant B ..........................  8
199083   Technical Assistant C ..........................  6
199082   Technical Assistant D ..........................  4


              RATES AND REGULATORY PRACTICES GROUP

                     RATE ECONOMICS DIVISION

                         Rate Economics

105064   Clerk-Typist A .................................  2
105065   Clerk-Typist B .................................  1

                        Revenue Analysis

307001   Rate Research Aide A ...........................  8
307002   Rate Research Aide B ...........................  6

                           Rate Design

022001   Research Aide A ................................  8
022003   Statistical Analyst D ..........................  6
022004   Statistical Analyst C ..........................  3


                    RATE ACCOUNTING DIVISION

                         Cost Allocation

038001   Research Aide A ................................  8
038002   Research Aide B ................................  6

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE



                MARKET PLANNING AND POLICY GROUP

                 DEMAND SIDE RESOURCES DIVISION

                          Load Research

058001   Load Research Aide A ...........................  8
058002   Load Research Aide B ...........................  6

                         Program Design

133031   Program Design Aide ............................  8


                      FINANCE BUSINESS UNIT

                          FINANCE GROUP

                  Corporate Budget Coordination

316004   Budget Clerk A .................................  6
316002   Budget Clerk B .................................  4
316032   Data Input Clerk A .............................  4
316033   Data Input Clerk B .............................  3
316064   Clerk-Typist A .................................  2
316065   Clerk-Typist B .................................  1


                        COMPTROLLER GROUP

                  Property and Plant Accounting

026001   Technical Valuation Aide A .....................  9
026002   Technical Valuation Aide B .....................  7
026003   Technical Valuation Aide C .....................  6

026011   Lead Cost Analyst ..............................  8
026004   Cost Analyst A .................................  6
026005   Cost Analyst B .................................  4
026021   Cost Analyst C .................................  3

026016   Inventory Cost Clerk A .........................  4
026020   Inventory Cost Clerk B .........................  3
026018   Property Records Clerk A .......................  2
026019   Property Records Clerk B .......................  1

026049   Lead Plant Analyst .............................  7
026050   Plant Analyst A ................................  6
026051   Plant Analyst B ................................  5
026052   Plant Analyst C ................................  3

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                     Disbursement Accounting

025050   Lead Accounts Payable Clerk ....................  7
025051   Accounts Payable Clerk .........................  6
025052   Invoice Clerk A ................................  5
025053   Invoice Clerk B ................................  4
025054   Invoice Clerk C ................................  2

025062   Lead Accounting Clerk ..........................  7
025063   Accounting Clerk A .............................  6
025064   Accounting Clerk B .............................  5
025065   Accounting Clerk C .............................  3

025081   Lead Records Preservation Clerk ................  6
025082   Records Preservation Clerk A ...................  5
025083   Records Preservation Assistant .................  4
025084   Records Preservation Clerk B ...................  3
025085   Records Preservation Clerk C ...................  2

                       General Accounting

035030   Lead Data Control Specialist ...................  7
035013   Data Control Specialist ........................  5
035012   Data Control Clerk A ...........................  5
035032   Data Input Clerk A .............................  4
035075   Typist A .......................................  2

035001   Lead Fuel Reporting Clerk ......................  7
035002   Fuel Reporting Control Clerk ...................  6
035003   Fuel Accounting Clerk A ........................  5
035004   Fuel Accounting Clerk B ........................  3
035005   Fuel Accounting Clerk C ........................  2

                  Payroll & Benefits Accounting

044045   Lead Payroll Control Clerk .....................  7
044046   Payroll Control Clerk A ........................  6
044048   Payroll Control Clerk B ........................  5
044049   Payroll Clerk ..................................  3


                         TREASURER GROUP

                     Mail and Bank Receipts

023034   Lead Processing Clerk ..........................  6

023030   Receipts Processing Clerk A ....................  5
023032   Receipts Processing Clerk B ....................  3
023033   Receipts Processing Clerk C ....................  2

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                 Treasury Management & Analysis

328010   Clerk-Teller ...................................  6

328001   Lead Teller ....................................  4
328002   Teller A .......................................  3
328003   Teller B .......................................  2
328081   Teller C .......................................  1

328722   Receipts Assistant A ...........................  5
328006   Receipts Assistant B ...........................  3


                   INVESTOR RELATIONS DIVISION

                      Shareholder Services

042006   Lead Shareholder Records Clerk .................  6
042008   Control Clerk ..................................  5
042011   Shareholder Records Clerk ......................  4
042012   Ledger Posting Clerk B .........................  2
042080   General Clerk ..................................  1

042062   Clerk-Stenographer C ...........................  3
042063   Clerk-Stenographer D ...........................  2


                    GENERATION BUSINESS UNIT

                        ENVIRONMENT GROUP

        GENERATION ENVIRONMENT & SAFETY SERVICES DIVISION

                         Air Management

046085   Technical Assistant A ..........................  8
046084   Technical Assistant B ..........................  7
046083   Technical Assistant C ..........................  6
046082   Technical Assistant D ..........................  4

                   Natural Resource Management

149085   Technical Assistant A ..........................  8
149084   Technical Assistant B ..........................  7
149083   Technical Assistant C ..........................  6
149082   Technical Assistant D ..........................  4

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                     Environmental Services

070085   Technical Assistant A ..........................  8
070084   Technical Assistant B ..........................  7
070083   Technical Assistant C ..........................  6
070082   Technical Assistant D ..........................  4


           GENERATION FUELS & BUSINESS PLANNING GROUP

             Generation Financial & Budget Analysis

167026   Principal Administrative Aide ..................  6
167027   Senior Administrative Aide .....................  4
167028   Administrative Aide ............................  3

                Generation Information Technology

169026   Principal Administrative Aide ..................  6
169027   Senior Administrative Aide .....................  4
169028   Administrative Aide ............................  3

                Generation Training & Procedures

168026   Principal Administrative Aide ..................  6
168027   Senior Administrative Aide .....................  4
168028   Administrative Aide ............................  3


                    GENERATION FUELS DIVISION

                        Coal Procurement

163026   Principal Administrative Aide ..................  6
163027   Senior Administrative Aide .....................  4
163028   Administrative Aide ............................  3

163081   Buyer B - Petroleum ............................  5

               Petroleum & Natural Gas Procurement

165026   Principal Administrative Aide ..................  6
165027   Senior Administrative Aide .....................  4
165028   Administrative Aide ............................  3

165089   Fuels Information Clerk ........................  5

                GENERATION OPERATIONS WEST GROUP

                Potomac River Generating Station

095050   Laboratory Test Technician .....................  8

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE



                   BULK POWER MANAGEMENT GROUP

                      Accounting & Billing

050085   Technical Assistant A ..........................  8
050084   Technical Assistant B ..........................  7
050083   Technical Assistant C ..........................  6
050082   Technical Assistant D ..........................  4

050002   System Operations Aide A .......................  8
050003   System Operations Aide B .......................  7
050004   System Operations Aide C .......................  6
050005   System Operations Aide D .......................  4

                CORPORATE SERVICES BUSINESS UNIT

                GENERAL SERVICES/MATERIALS GROUP

               General Services/Materials Support

340010   Financial Control Assistant ....................  6
340015   General Services Clerk .........................  4
340009   Systems Clerk ..................................  4
340008   Financial Clerk ................................  3
340064   Clerk-Typist A .................................  2
340065   Clerk-Typist B .................................  1

340039   Lead Mail Machine Operator .....................  7
340040   Mail Machine Operator A ........................  5
340041   Mail Machine Operator B ........................  3

340003   Dispatch Stenographer B ........................  4

                         Fleet Services

017019   Parts Inventory & Cost Control Specialist ......  4

017010   Transportation & Warranty Clerk ................  4

             FACILITY AND SECURITY SERVICES DIVISION

                  Facility & Security Services

043719   Print Shop Operator ............................  9
043005   Print Shop Assistant A .........................  7
043297   Print Shop Assistant B .........................  5
043021   Print Shop Assistant C .........................  3

043023   Data Input Clerk A .............................  4
043003   Data Input Clerk B .............................  3

                                     WEEKLY RATED CLASSIFICATION

 JOB                                                      PAY
NUMBER                    CLASSIFICATION                 GRADE


                   MATERIAL SERVICES DIVISION

                           Purchasing

107010   Purchasing Aide A ..............................  5
107011   Purchasing Aide B ..............................  4
107012   Purchasing Aide C ..............................  3
107013   Purchasing Aide D ..............................  2

                             Stores

016014   Stores Office Clerk A** ........................  7
016015   Stores Office Clerk B** ........................  5
016016   Stores Office Clerk C** ........................  3

016064   Clerk-Typist A .................................  2
016065   Clerk-Typist B .................................  1
016080   General Clerk ..................................  1

                        Waste Management

229014   Stores Office Clerk A ..........................  7

                     COMPUTER SERVICES GROUP

            TECHNICAL SERVICES & OPERATIONS DIVISION

                       Computer Operations

057001   Lead Data Control Clerk ........................  7
057012   Data Control Clerk A ...........................  5
057020   Auxiliary Machine Operator A ...................  4
057003   Data Control Clerk B ...........................  3


                 EXTERNAL AFFAIRS BUSINESS UNIT

                 CORPORATE COMMUNICATIONS GROUP

              Management & Employee Communications

075010   Typesetting/Graphics Aide ......................  4

075058   Staff Photographer .............................  6
075002   Photographic Assistant A .......................  4
075001   Photographic Assistant B .......................  2





**Restricted Roster